As Filed With the Securities and Exchange Commission on September 13, 2002<R/>
Investment Company Act File No. 811-09049

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 13 (Check appropriate box or boxes)	[X]

MERCURY MASTER TRUST (Exact Name of Registrant as Specified in Charter)

800 Scudders Mill Road, Plainsboro, New Jersey 08536 (Address of Principal Executive Offices)

(888) 763-2260 (Registrant’s Telephone Number, Including Area Code)

Terry K. Glenn Box 9011 Princeton, New Jersey 08543-9011 (Name and Address of Agent for Service)

Copies to:
Counsel for the Trust: Joel H. Goldberg, Esq. Shearman & Sterling 599 Lexington Avenue New York, New York 10022	Philip L. Kirstein P.O. Box 9011 Princeton, N.J. 08543-9011

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

Parts A and B of Amendment No. 12 to the Registrant’s Registration Statement, dated March 28, 2002, which relate to the Mercury Master Global Balanced Portfolio are incorporated by reference into this Amendment No. 13 to the Registrant’s Registration Statement.

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TABLE OF CONTENTS

PART A. INFORMATION REQUIRED IN A PROSPECTUS

*	Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

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Mercury Master International Portfolio
Mercury Master Pan-European Growth Portfolio
Mercury Master U.S. Small Cap Growth Portfolio

PART A

Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks.

Mercury Master Trust (the “Trust”) is a no-load, open-end management investment company which was organized as a Delaware business trust on April 23, 1998. On September 6, 2000 the Trust changed its name from Mercury Asset Management Master Trust to Mercury Master Trust. Mercury Master Pan-European Growth Portfolio (“Pan-European Growth Portfolio”), Mercury Master International Portfolio (“International Portfolio”) and Mercury Master U.S. Small Cap Growth Portfolio (“U.S. Small Cap Growth Portfolio”) (together, the “Portfolios” and each, a “Portfolio”) are each separate series of the Trust. Each Portfolio is a diversified investment company with a different investment objective and policies. There can, of course, be no assurance that the respective investment objective of each Portfolio can be achieved.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

INTERNATIONAL PORTFOLIO AND PAN-EUROPEAN GROWTH PORTFOLIO

International Portfolio

International Portfolio’s main objective is long-term capital growth through investments primarily in a diversified portfolio of equity securities of companies located outside the United States. The Portfolio chooses investments using both “top down” and “bottom up” investment styles. The Portfolio uses a “top down” style to choose its country allocations, primarily based on views of economic and financial trends. In selecting securities, the Portfolio uses a “bottom up” style, emphasizing those securities that Portfolio management believes are undervalued or have good prospects for earnings growth. International Portfolio will, under normal circumstances, invest at least 80% of its total assets in equity securities of at least two different countries outside the United States.

International Portfolio invests in securities of companies located in developed countries and countries with emerging capital markets outside the United States. International Portfolio may invest, without limit, in countries with emerging capital markets, including countries in Eastern Europe, Latin America and the Far East. International Portfolio allocates investments to countries that the management of the Portfolio believes, based on an evaluation of economic, political and social factors, present good prospects for overall economic growth.

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Pan-European Growth Portfolio

Pan-European Growth Portfolio’s main objective is long-term capital growth through investments primarily in a diversified portfolio of equity securities of companies located in Europe. In selecting securities, the Portfolio emphasizes those securities that Portfolio management believes are undervalued or have good prospects for earnings growth. To the extent that growth style investing is out of favor, the Pan-European Growth Portfolio may receive lower returns. Pan-European Growth Portfolio will, under normal circumstances, invest at least 80% of its net assets in equity securities of companies located in Europe.

     Pan-European Growth Portfolio invests primarily in securities of companies located in developed European countries, including Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. Growth style investing may go in and out of favor. To the extent that growth style companies are out of favor, the Portfolio may receive lower returns.

     The Portfolio may also invest in securities of companies located in developing European countries, including Bulgaria, the Czech Republic, Hungary, Poland, Romania, Slovakia, and the states that formerly comprised Yugoslavia and the Soviet Union. Pan-European Growth Portfolio does not allocate investments based on its analysis of the overall prospects for a particular European country.

INTERNATIONAL PORTFOLIO AND PAN-EUROPEAN GROWTH PORTFOLIO

Equity securities consist of:
•	Common Stock
•	Preferred Stock
•	Securities convertible into Common Stock
•	Derivative securities or instruments, such as options (including warrants) and futures, the value of which is based on a common stock or group of common stocks

A company’s stock is considered to be undervalued when the stock’s current price is less than what Portfolio management believes a share of the company is worth. Portfolio management feels a company’s worth can be assessed by several factors such as:
•	financial resources
•	value of assets
•	sales and earnings growth
•	product development
•	quality of management
•	overall business prospects

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The Portfolios consider a company to be “located” in the country where:
•	It is legally organized, or
•	The primary trading market for its securities is located, or
•	At least 50% of the company’s (and its subsidiaries’) non-current assets, capitalization, gross revenues or profits have been located during one of the last two fiscal years.

A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. A Portfolio’s evaluation of the prospects for a company’s industry or market sector is an important factor in evaluating a particular company’s earnings prospects. Current income from dividends and interest will not be an important consideration in selecting portfolio securities for a Portfolio. Both Portfolios may invest in companies of any size, but each Portfolio tends to focus on medium and large companies. The Portfolios have no stated minimum holding period for investments, and each will buy or sell securities whenever the Portfolio’s management sees an appropriate opportunity. A Portfolio does not consider potential tax consequences to investors when it sells securities.

Each Portfolio may invest in debt securities that are issued together with a particular equity security. Each Portfolio may invest in derivatives to hedge (protect against price movements) or to enable it to reallocate its investments more quickly than it could by buying and selling the underlying securities. The derivatives that each Portfolio may use include futures, forwards, options, indexed and inverse securities and swaps. There can be no assurance that each Portfolio’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. Each Portfolio is not required to hedge and may choose not to do so.

Each Portfolio may also lend its portfolio securities.

Each Portfolio will normally invest most of its assets as described above. Each Portfolio may, however, invest in short-term instruments, such as money market securities, affiliated money market funds and repurchase agreements to meet redemptions. Each Portfolio may also invest, without limit, in short-term investments, purchase high quality bonds or buy or sell derivatives to reduce exposure to equity securities when the Portfolio believes it is advisable to do so (on a temporary defensive basis). Short-term investments and temporary defensive positions may limit the potential for growth in the value of an interest in the Portfolio, and may, therefore, limit the Portfolio’s ability to achieve its investment objective.

U.S. SMALL CAP GROWTH PORTFOLIO

U.S. Small Cap Growth Portfolio’s main objective is long-term capital growth. In selecting securities, the Portfolio emphasizes those securities that Portfolio management believes have above average prospects for earnings growth. The Portfolio may also invest in securities that Portfolio management believes are undervalued.

U.S. Small Cap Growth Portfolio will, under normal circumstances, invest at least 80% of its net assets in equity securities of small cap companies and invest at least 80% of its net assets in securities or instruments located in the U.S. For purposes of the Portfolio’s investment policy, a small cap company means a company that typically has a total market capitalization, at the time of initial purchase, that is below the maximum market capitalization over a 24-month rolling time period, of companies included in the Russell 2000 Stock Index, a widely known small cap benchmark. This market capitalization is updated monthly. The size of companies in the Russell 2000 Stock Index changes with market conditions and components of the index. The Portfolio may change the maximum market capitalization to include companies outside the rolling 24-month period categorization if circumstances so dictate. A company’s market capitalization may go up or down due to market fluctuations. The Portfolio will not sell a company’s securities solely because that Company’s market capitalization rises above the Portfolio’s definition of small cap company. The Portfolio may also invest in equity securities of companies of any market capitalization located in Canada and of medium or large capitalization companies located in the U.S. Normally, Canadian investments will represent 10% or less of the Portfolio’s assets.

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Equity securities consist of:
•	Common Stock
•	Preferred Stock
•	Securities convertible into Common Stock
•	Derivative securities or instruments such as options (including warrants) and futures, the value of which is based on a common stock or group of common stocks

U.S. Small Cap Growth Portfolio considers a company to be “located” in the U.S. or Canada if:
•	It is legally organized in the U.S. or Canada, or
•	The primary trading market for its securities is located in the U.S. or Canada, or
•	At least 50% of the company’s (and its subsidiaries’) non-current assets, capitalization, gross revenues or profits have been located in the U.S. or Canada during one of the last two fiscal years.

Under this definition a “foreign” company (a company organized or trading outside the U.S. or Canada, or with substantial operations outside the U.S. or Canada) may be considered to be “located” in the U.S. or Canada.

A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. Growth style investing may go in and out of favor. To the extent that growth style companies are out of favor, the Portfolio may receive lower returns.

The Portfolio’s evaluation of the prospects for a company’s industry or market sector is an important factor in evaluating a particular company’s earnings prospects. A company’s stock is considered to be undervalued when the stock’s current price is less than what Portfolio management believes a share of the company is worth. Portfolio management feels a company’s worth can be assessed by several factors, such as:

•	sales and earnings growth
•	quality of management
•	financial resources
•	product development
•	overall business prospects
•	position to take advantage of new technologies or emerging industries
•	value of assets

A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. Current income from dividends and interest will not be an important consideration in selecting portfolio securities. The Portfolio may invest in debt securities that are issued together with a particular equity security. The Portfolio may invest in derivatives to hedge (protect against price movements) or to enable it to reallocate its investments more quickly than it could by buying and selling the underlying securities. The derivatives that the Portfolio may use include futures, forwards, options, indexed and inverse securities and swaps. There can be no assurance that the Portfolio’s hedging strategies will reduce risk or that hedging transactions will be either available or cost effective. The Portfolio is not required to hedge and may choose not to do so. The Portfolio may also purchase securities in initial public offerings.

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The Portfolio has no stated minimum holding period for investments, and will buy or sell securities whenever Portfolio management sees an appropriate opportunity. The Portfolio may engage in active and frequent trading of its investments. Frequent trading will increase the Portfolio’s commission costs, and may increase taxable dividends. The Portfolio does not consider potential tax consequences to Portfolio shareholders when it sells securities.

The Portfolio may also lend its portfolio securities.

The Portfolio will normally invest most of its assets as described above. The Portfolio may, however, invest in short-term instruments, such as money market securities, affiliated money market funds and repurchase agreements to meet redemptions. The Portfolio may also invest, without limit, in short-term investments, including money market funds, purchase high quality bonds or buy or sell derivatives to reduce exposure to equity securities when the Portfolio believes it is advisable to do so (on a temporary defensive basis). Short term investments and temporary defensive positions may limit the potential for growth in the value of your shares and may, therefore, limit the Portfolio’s ability to achieve its investment objective.

The Portfolios may use many different investment strategies and each Portfolio has certain investment restrictions, all of which are explained in Part B of this Registration Statement.

INVESTMENT RISKS

This section contains a summary discussion of the general risks of investing in a Portfolio. As with any mutual fund, there can be no guarantee that a Portfolio will meet its goals or that a Portfolio’s performance will be positive for any period of time.

INTERNATIONAL PORTFOLIO AND PAN-EUROPEAN GROWTH PORTFOLIO

Illiquid Securities

Each of the International and Pan-European Growth Portfolios may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If a Portfolio buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Restricted Securities

Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that a Portfolio buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

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Restricted securities may be illiquid. A Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. A Portfolio may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if a Portfolio’s management receives material adverse nonpublic information about the issuer, the Portfolio will not be able to sell the securities.

Other Foreign Security Risks

Foreign Market Risk

Since the International and Pan-European Growth Portfolios primarily invest in non-U.S. securities, they offer the potential for more diversification than an investment only in the United States. This is because securities traded on non-U.S. markets have often (though not always) performed differently than securities traded in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that a Portfolio will lose money. In particular, a Portfolio is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may make it difficult for a Portfolio to buy and sell securities on those exchanges. In addition, prices of non-U.S. securities may go up and down more than prices of securities traded in the United States.

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Foreign Economy Risk

The economies of certain non-U.S. markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and may be more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers or other measures.

Investments in non-U.S. markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, governments may prohibit or impose substantial restrictions on investing in their capital markets or in certain industries. Any of these actions could affect security prices, impair a Portfolio’s ability to purchase or sell non-U.S. securities or transfer a Portfolio’s assets or income back into the United States, or otherwise adversely affect a Portfolio’s operations. Other non-U.S. market risks may include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities and political and social instability. Legal remedies and enforcement procedures available to investors in non-U.S. countries may be less extensive than those available to investors in the United States.

Currency Risk

Securities in which a Portfolio invests are usually denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of a Portfolio’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Certain Risks of Holding Portfolio Assets Outside the United States

The International and Pan-European Growth Portfolios each generally holds its non-U.S. securities and cash in non-U.S. banks and securities depositories. Some non-U.S. banks and securities depositories may be recently organized or new to the non-U.S. custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on a Portfolio’s ability to recover its assets if a non-U.S. bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for a Portfolio to buy, sell and hold securities in certain non-U.S. markets than in the United States. The increased expense of investing in non-U.S. markets reduces the amount a Portfolio can earn on its investments and typically results in a higher operating expense ratio for a Portfolio than for investment companies invested only in the United States.

Settlement Risk

Settlement and clearance procedures in certain non-U.S. markets may differ significantly from those in the United States and may involve certain risks not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

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Settlements in certain non-U.S. countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for a Portfolio to carry out transactions. If a Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If a Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines, or if it has contracted to sell the security to another party, a Portfolio could be liable to that party for any losses incurred.

Governmental Supervision and Regulation/Accounting Standards

Non-U.S. governments may supervise and regulate stock exchanges, brokers and the sale of securities less stringently than the United States does and do not have the same laws to protect investors the way U.S. securities laws do. For example, some non-U.S. countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on non-public information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Portfolio management to completely and accurately determine a company’s financial condition. Also, brokerage commissions and other costs of buying or selling securities may be higher in foreign countries than they are in the United States, which reduces the amount a Portfolio can earn on its investments.

Emerging Market Risks

The risks of non-U.S. investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier because they may develop unevenly and/or never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, the securities markets in many of these countries have far lower trading volumes and less liquidity than developed markets. Since these markets are so small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earning ratios, may not apply to certain small markets.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments may be more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.

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U.S. SMALL CAP GROWTH PORTFOLIO

Illiquid Securities

The U.S. Small Cap Growth Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If a Portfolio buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Restricted Securities

Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that a Portfolio buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. A Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. A Portfolio may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if Portfolio management receives material adverse nonpublic information about the issuer, the Portfolio will not be able to sell the securities.

Rule 144A Securities

Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

Canadian Investment and Securities Risks

Canadian investment risk is the risk that the Portfolio’s Canadian securities may go up or down in value depending on the fluctuations in the relative exchange rates of the U.S. dollar and the Canadian dollar, U.S. and Canadian political and economic developments, and changes in U.S. and Canadian laws relating to investments in Canada.

Canadian securities are sensitive to conditions within Canada, but also tend to follow the U.S. market. Canada’s economy depends heavily on exports to the U.S., Canada’s largest trading partner. The Canadian economy relies strongly on the production and processing of natural resources. Historically, natural resource prices have been volatile.

•	The costs of Canadian securities transactions tend to be higher than those of U.S. transactions.
•	The Canadian securities market has different clearance and settlement procedures, which may cause delays. This means that a Portfolio’s assets may be uninvested and not earning returns. A Portfolio may miss investment opportunities or be unable to dispose of a security because of these delays.

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Foreign Securities Risks

The U.S. Small Cap Growth Portfolio defines companies located in the U.S. or Canada broadly. As a result, the Portfolio’s investments may include companies organized, traded or having substantial operations outside the U.S. or Canada. This may expose the Portfolio to risks associated with foreign investments.
•	The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates.
•	The costs of non-U.S. Securities transactions tend to be higher than those of U.S. transactions.
•	These holdings may be adversely affected by foreign government action.
•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings.

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

Small Cap Risk

Small cap companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails, or if management changes, or there are other adverse developments, the Portfolio’s investment in a small cap company may lose substantial value.

The securities of small cap companies generally trade in lower volumes and are subject to greater and less predictable price changes than the securities of larger, more established companies. Investing in smaller companies requires a long term view.


Initial Public Offering Risk

The volume of initial public offerings and the levels at which the newly issued stocks trade in the secondary market are affected by the performance of the stock market overall. If initial public offerings are brought to the market, availability may be limited and the Portfolio may not be able to buy any shares at the offering price, or if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in initial public offerings are often subject to greater and more unpredictable price changes than more established stocks.

ALL PORTFOLIOS

Market Risk and Selection Risk

Market risk is the risk that a stock market in one or more countries in which a Portfolio invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the securities that Portfolio management selects will underperform the markets, the relevant indices or other portfolios with similar investment objectives and investment strategies.

Securities Lending

Each Portfolio may lend securities with a value not exceeding 33 1/3% of its total assets to financial institutions that provide cash or government securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, a Portfolio may lose money and there may be a delay in recovering the loaned securities. A Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. Those events could trigger adverse tax consequences to a Portfolio.

Borrowing and Leverage

The use of borrowing can create leverage. Leverage increases a Portfolio’s exposure to risk by increasing its total investments. If a Portfolio borrows money to make more investments than it otherwise could or to meet redemptions, and the Portfolio’s investments go down in value, the Portfolio’s losses will be magnified. Borrowing will cost a Portfolio interest expense and other fees.

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Certain securities that a Portfolio buys may create leverage, including, for example, options and indexed and inverse securities. Like borrowing, these investments may increase a Portfolio’s exposure to risk.

Derivatives

A Portfolio may use derivative instruments, including futures, forwards, options, indexed and inverse securities and swaps. Derivatives may allow a Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments.

Derivatives are volatile and involve significant risks, including:
•	Credit Risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to a Portfolio.
•	Currency Risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.
•	Leverage Risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investment) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.
•	Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.
•	Index Risk — If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, a Portfolio could receive lower interest payments or experience a reduction in the value of the derivative to below what a Portfolio paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the charges in the applicable index.

A Portfolio may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which a Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by a Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by a Portfolio, in which case any losses on the holdings being hedged may not be reduced and could be increased. There can be no assurance that a Portfolio’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Portfolios are not required to use hedging and may choose not to do so.

Convertibles

Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

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Debt Securities

Debt securities, such as bonds, involve credit risk. This is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer’s financial condition and on the terms of the bonds. These securities are also subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

If you would like further information about the Portfolios, including how they invest, please see Part B.

Item 6. Management, Organization, and Capital Structure

Investment Adviser

Merrill Lynch Investment Managers International Limited (“MLIMIL”) manages the International Portfolio and Pan-European Growth Portfolio. Fund Asset Management, L.P. (“FAM”) manages the U.S. Small Cap Growth Portfolio. MLIMIL and FAM are each referred to herein as the “Investment Adviser.” Each Investment Adviser manages each Portfolio’s investments under the overall supervision of the Board of Trustees of the Mercury Master Trust. Each Investment Adviser and its affiliates have the responsibility for making all investment decisions for each Portfolio.

     As of July 2002 the Investment Advisers and their affiliates managed portfolios with approximately
$475 billion in assets for individuals and institutions seeking investments worldwide. This amount includes assets managed for the Investment Advisers’ affiliates.

With respect to International Portfolio and Pan-European Growth Portfolio, the Investment Adviser is paid at the annual rate of 0.75% of the Portfolio’s average daily net assets not exceeding $500 million and 0.70% of the Portfolio’s average daily net assets in excess of $500 million. For the fiscal year ended May 31, 2002, the fee payable to the Investment Adviser from each of the International Portfolio and Pan-European Growth Portfolio, individually, was equal to 0.75% of such Portfolio. With respect to U.S. Small Cap Growth Portfolio, the Investment Adviser is paid at the rate of 0.70% of the Portfolio’s average daily net assets.

FAM, an affiliate of MLIMIL, may manage all or a portion of the International Portfolio and the Pan-European Growth Portfolio’s daily cash assets, to the extent not managed by MLIMIL. These Portfolios do not pay any incremental fee for this service, although MLIMIL may make payments to FAM. MLIMIL may provide assistance to FAM in managing the U.S. Small Cap Growth Portfolio or may manage all or a portion of the U.S. Small Cap Growth Portfolio to the extent not managed by FAM. The U.S. Small Cap Growth Portfolio does not pay any incremental fee for this service, although FAM may make payments to MLIMIL.

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International Portfolio is managed by the EAFA Equities team of investment professionals who participate in the team’s research process and stock selection. The senior investment professionals in this group include:

    Jeremy Beckwith, Team Leader, EAFE Equities, has been employed as an investment professional by the Investment Adviser or its affiliates since 1990. Mr. Beckwith is primarily responsible for the day-to-day management of the International Portfolio.

Claus Anthon, Director, has been employed as an investment professional by the Investment Adviser or its affiliates since 1986.

     Bruce Currie, Vice President, has been employed as an investment professional by the Investment Adviser or its affiliates since 1996.

     Alexander Treves, Vice President, has been employed as an investment professional by the Investment Adviser or its affiliates since 1995.

Chris Turner, Director, has been employed as an investment professional by the Investment Adviser or its affiliates since 1997. Mr. Turner was employed by BZW Securities from 1989 to 1997.

Pan-European Growth Portfolio is managed by a team of investment professionals who participate in the team’s research process and stock selection. The senior investment professionals in this group include:

Hu Aarts, Director, has been employed as an investment professional by the Investment Adviser or its affiliates since 1995.

Patrick Degorce, Director, has been employed as an investment professional by the Investment Adviser or its affiliates since 1997.

Simon Flood, Managing Director, has been employed as an investment professional by the Investment Adviser or its affiliates since 1989.

Samuel Joab, Director, has been employed as an investment professional by the Investment Adviser or its affiliates since 1992.

Michel Legros, Managing Director, has been employed as an investment professional by the Investment Adviser or its affiliates since 1991.

James Macmillan, Managing Director, has been employed as an investment professional by the Investment Adviser or its affiliates since 1983.

Olivier Rudigoz, Director, has been employed as an investment professional by the Investment Adviser or its affiliates since 1999. Mr. Rudigoz was employed at Putnam investments from 1998 to 1999, and at Paribas Asset Management from 1989 to 1998. Mr. Rudigoz is primarily responsible for the day-to-day management of the Pan-European Growth Portfolio.

     U.S. Small Cap Growth Portfolio is managed by the U.S. small cap team, which consists of investment professionals who are responsible for research and stock selection recommendations for the Portfolio. These investment professionals are also part of a larger U.S. investment team which exchanges research and discusses trends regarding U.S. industries.

     Ronald J. Zibelli, Jr. is one of the senior investment professionals of the group that manages the Portfolio’s portfolio. Mr. Zibelli is primarily responsible for the day-to-day management of the U.S. Small Cap Growth Portfolio.

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Mr. Zibelli is a Director of FAM and has been employed as an investment professional by the Investment Adviser since 2000. Mr. Zibelli was employed as a portfolio manager (U.S. Small Cap Equity) at Chase Asset Management from 1997 through 1999.

CAPITAL STOCK

Investors in the Trust have no preemptive or conversion rights and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust or Portfolio, investors would be entitled to share, in proportion to their investment in the Trust or the Portfolio (as the case may be), in the assets of the Trust or Portfolio available for distribution to investors.

The Trust is organized as a Delaware business trust and currently consists of twenty-six Portfolios. Each investor is entitled to a vote in proportion to its investment in the Trust or the Portfolio (as the case may be). Investors in a Portfolio will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Portfolio. The Trust reserves the right to create and issue interests in additional Portfolios.

Investments in the Trust may not be transferred, but an investor may withdraw all or any portion of its investment in any Portfolio at net asset value on any day on which the New York Stock Exchange is open.

Item 7. Shareholder Information

Pricing

Each Portfolio calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open, as of the close of business on the Exchange based on prices at the time of closing. The New York Stock Exchange generally closes at 4:00 p.m. Eastern time. If events that materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, those securities may be valued at their fair value. The net asset value used in determining the price of an interest in the Portfolio is the next one calculated after the purchase or redemption order is placed. The net asset value is determined by deducting the amount of the Portfolio’s total liabilities from the value of its total assets.

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Non-U.S. securities owned by a Portfolio may trade on weekends or other days when the Portfolio does not price its interests. As a result, a Portfolio’s net asset value may change on days when an investor will not be able to purchase or redeem the Portfolio’s interests. Securities and assets for which market quotations are not readily available are generally valued at fair value as determined in good faith by or under the direction of the Board of Trustees.

Each investor in the Trust may add to or reduce its investment in a Portfolio on each day the New York Stock Exchange is open for trading. The value of each investor’s beneficial interest in a Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in such Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor’s percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in such Portfolio after the close of business of the New York Stock Exchange on the next determination of net asset value of the Portfolio.

PURCHASE OF SECURITIES

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in each Portfolio of the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in a Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments must be made in federal

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funds (i.e., monies credited to the account of the respective Portfolio’s custodian bank by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

REDEMPTION

An investor in the Trust may withdraw all or a portion of its investment in any Portfolio on any day the New York Stock Exchange is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in any Portfolio of the Trust may not be transferred.

TAX CONSEQUENCES

Under the anticipated method of operation of the Portfolios, each Portfolio will be treated as a separate partnership for federal income tax purposes and, thus, will not be subject to federal income tax. Based upon the status of each Portfolio as a partnership, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of such Portfolio’s ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations promulgated thereunder.

It is intended that each Portfolio’s assets, income and distributions will be managed in such a way that an investor in any Portfolio will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Portfolio.

Item 8. Distribution Arrangements

Investments in a Portfolio will be made without a sales charge. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of each Portfolio is determined on each day the New York Stock Exchange is open for trading.

The Trust’s placement agent is FAM Distributors, Inc.

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Mercury Master International Portfolio
Mercury Master Pan-European Growth Portfolio
Mercury Master U.S. Small Cap Growth Portfolio

PART B

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 10. Cover Page and Table of Contents

Mercury Master International Portfolio (“International Portfolio”), Mercury Master Pan-European Growth Portfolio (“Pan-European Growth Portfolio”) and Mercury Master U.S. Small Cap Growth Portfolio (“U.S. Small Cap Growth Portfolio”) (together, the “Portfolios” and each, a “Portfolio”) are each a separate series of Mercury Master Trust (the “Trust”). This Statement of Additional Information is not a Prospectus and should be read in conjunction with the Prospectus of each Portfolio, dated September 13, 2002 (the “Prospectus”).

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which are to be used or distributed as a stand-alone document. This Registration Statement has been filed with the Securities and Exchange Commission and can be obtained, without charge, by calling the Trust at 1-888-763-2260, or by writing to Mercury Master Trust, PO Box 9011, Princeton, New Jersey 08543-9011. The financial statements which relate to the International Portfolio, Pan-European Growth Portfolio and the U.S. Small Cap Growth Portfolio are incorporated into this Statement of Additional Information by reference to their 2002 Annual Reports. In addition, the financial statements which relate to the Mercury Master Global Balanced Portfolio are incorporated into this Statement of Additional Information by reference to its 2001 Annual Report and its May 2002 Semi-Annual Report. You may request copies of the Annual and Semi-Annual reports at no charge by calling 1-888-763-2260 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day. The Prospectus and Statement of Additional Information included in Amendment No. 12 to the Registrant’s Registration Statement, dated March 28, 2002, which relate to the Mercury Master Global Balanced Portfolio are incorporated by reference into this Statement of Additional Information.

A consolidated table of contents for this Registration Statement is included on page 1.

The date of this Statement of Additional Information is September 13, 2002.

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Item 11. Trust History

The Trust is a Delaware business trust organized on April 23, 1998. On September 8, 2000 the Trust changed its name from Mercury Asset Management Master Trust to Mercury Master Trust. International Portfolio, Pan-European Growth Portfolio and U.S. Small Cap Growth Portfolio are each a separate series of the Trust.

Item 12. Description of the Portfolios and Their Investments and Risks

Investment Objectives, Strategies and Risks

International Portfolio’s investment objective is long-term capital growth. The Portfolio will, under normal circumstances, invest at least 80% of its total assets in equity securities of at least two different countries located outside the United States.

Pan-European Growth Portfolio’s investment objective is long-term capital growth. The Portfolio will, under normal circumstances, invest at least 80% of its net assets in equity securities of companies located in Europe.

U.S. Small Cap Growth Portfolio’s investment objective is long-term capital growth. The Portfolio will, under normal circumstances, invest at least 80% of its net assets in equity securities of small cap companies and invest at least 80% of its net assets in securities or instruments located in the U.S. The Portfolio may also invest up to 10% of its assets in equity securities of companies of any market capitalization located in Canada.

Pan-European Growth Portfolio and U.S. Small Cap Growth Portfolio’s 80% policy will apply to the Portfolio’s net assets plus any borrowings for investment purposes, calculated at the time the Portfolio invests its assets.

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Each of the Portfolios is an open-end, diversified, investment company. Each Portfolio’s investment objective is a fundamental policy and cannot be changed without shareholder approval. The investment objective and policies of each Portfolio are described in more detail in Part A. There can be no guarantee that a Portfolio’s investment objective will be achieved.

For purposes of each Portfolio’s policies, an issuer ordinarily will be considered to be located in the country under the laws of which it is organized or where the primary trading market of its securities is located. A Portfolio, however, may consider a company to be located in a country, without reference to its domicile or to the primary trading market of its securities, when at least 50% of its non-current assets, capitalization, gross revenues or profits in any one of the two most recent fiscal years represents (directly or indirectly through subsidiaries) assets or activities located in such country. A Portfolio also may consider investment companies to be located in the country or countries in which they primarily make their portfolio investments.

All Portfolios

While it is the policy of the International Portfolio and the Pan-European Growth Portfolio generally not to engage in trading for short term gains. Merrill Lynch Investment Managers International Limited (“MLIMIL” or the “Investment Adviser”) and Fund Asset Management, LP (“FAM” or the “Investment Adviser”) will effect portfolio transactions without regard to a holding period if, in their judgment, such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions.

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The U.S. Government has from time to time in the past imposed restrictions, through penalties and otherwise, on non-U.S. investments by U.S. investors such as the Portfolios. If such restrictions should be reinstated, it might become necessary for a Portfolio to invest all or substantially all of its assets in U.S. securities. In such an event, a Portfolio would review its investment objective or fundamental policies to determine whether changes are appropriate. Any changes in the investment objective or fundamental policies set forth under “Investment Restrictions” below would require the approval of the holders of a majority of a Portfolio’s outstanding voting securities as defined in the Investment Company Act of 1940.

A Portfolio’s ability and decisions to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertibility and repatriation of assets. Under present conditions, the Investment Adviser does not believe that these considerations will have any significant effect on its portfolio strategy, although there can be no assurance in this regard.

The Portfolios may invest in the securities of non-U.S. issuers in the form of American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) or other securities convertible into securities of non-U.S. issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. However, they would generally be subject to the same risks as the securities into which they may be converted. ADRs are receipts typically issued by a U.S. bank or trust company that evidence ownership of underlying securities issued by a non-U.S. corporation. EDRs are receipts issued in Europe that evidence a similar ownership arrangement. GDRs are receipts issued throughout the world that evidence a similar ownership arrangement. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designed for use in European securities markets. GDRs are tradeable both in the United States and Europe and are designed for use throughout the world. The Portfolios may invest in unsponsored ADRs, EDRs and GDRs. The issuers of unsponsored ADRs, EDRs and GDRs are not obligated to disclose material information in the United States, and therefore, there may be no correlation between such information and the market value of such securities.

Each Portfolio’s investment objective and policies are described in Part A. Certain types of securities in which a Portfolio may invest and certain investment practices that the Portfolio may employ are discussed more fully below.

INTERNATIONAL PORTFOLIO AND PAN-EUROPEAN GROWTH PORTFOLIO

FOREIGN MARKET RISK. Since the International and Pan-European Growth Portfolios invest primarily in non-U.S. Securities, they offer the potential for more diversification than an investment only in the United States. This is because securities traded on non-U.S. markets have often (though not always) performed differently than securities traded in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that a Portfolio will lose money. In particular, a Portfolio is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may make it difficult for a Portfolio to buy and sell securities on those exchanges. In addition, prices of non-U.S. securities may go up and down more than prices of securities traded in the United States.

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FOREIGN ECONOMY RISK. The economies of certain non-U.S. markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and may be more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers or other measures. Investments in non-U.S. markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, governments of certain countries may prohibit or impose substantial restrictions on investing in their capital markets or in certain industries. Any of these actions could affect security prices, impair a Portfolio’s ability to purchase or sell non-U.S. securities or transfer a Portfolio’s assets or income back into the United States, or otherwise adversely affect the Portfolio’s operations. Other foreign market risks may include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, and political and social instability. Legal remedies and enforcement procedures available to investors in non-U.S. countries may be less extensive than those available to investors in the United States.

CURRENCY RISK. Securities in which the International and Pan-European Growth Portfolios invest are usually denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of a Portfolio’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

INVESTMENT IN EMERGING MARKETS. The International Portfolio and Pan-European Growth Portfolios have the ability to invest in the securities of issuers domiciled in various countries with emerging capital markets. Specifically, a country with an emerging capital market is any country that the World Bank, the International Finance Corporation, the United Nations or its authorities has determined to have a low or middle income economy. Countries with emerging markets can be found in regions such as Asia, Latin America, Eastern Europe and Africa.

Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks not involved in investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets, (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments, (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other non-U.S. or U.S. governmental laws or restrictions applicable to such investments, (iv) national policies that may limit a Portfolio’s investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests, and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

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Such capital markets are emerging in a dynamic political and economic environment brought about by events over recent years that have reshaped political boundaries and traditional ideologies. In such a dynamic environment, there can be no assurance that these capital markets will continue to present viable investment opportunities for a Portfolio. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that a Portfolio could lose the entire value of its investments in the affected markets.

Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely. As a result, traditional investment measurements used in the U.S., such as price/earnings ratios, may not be applicable. Emerging market securities may be substantially less liquid and more volatile than those of mature markets, and companies may be held by a limited number of persons. This may adversely affect the timing and pricing of a Portfolio’s acquisition or disposal of securities.

Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because a Portfolio will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable.

In Russia, for example, registrars are not subject to effective government supervision nor are they always independent from issuers. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists, which along with other factors, could result in the registration being completely lost. Therefore, investors should be aware that a Portfolio would absorb any loss resulting from these registration problems and may have no successful claim for compensation. Some of these concerns may also exist in other emerging capital markets.

    CERTAIN RISKS OF HOLDING FUND ASSETS OUTSIDE THE UNITED STATES.   The International and Pan-European Growth Portfolios generally hold non-U.S. securities and cash in non-U.S. Banks and securities depositories. Some non-U.S. Banks and securities depositories may be recently organized or new to the non-U.S. custody business. In addition, there may be limited or no regulatory oversight over their operations. Also the laws of certain countries may put limits on a Portfolio’s ability to recover its assets if a non-U.S. Bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Portfolio to buy, sell and hold securities in certain non-U.S. markets than in the United States. The increased expense of investing in non-U.S markets reduces the amount a Portfolio can earn on its investments and typically results in a higher operating expense ratio for it than for investment companies invested only in the United States.

SETTLEMENT RISK. Settlement and clearance procedures in certain non-U.S. markets may differ significantly from those in the United States and may involve certain risks not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain non-U.S. countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for a Portfolio to carry out transactions. If a Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If a Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines, or if it has contracted to sell the security to another party, the Portfolio could be liable to that party for any losses incurred.

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GOVERNMENT SUPERVISION AND REGULATION/ACCOUNTING STANDARDS. Non-U.S. Governments may supervise and regulate stock exchanges, brokers and the sale of securities less stringently than the United States does and do not have the same laws to protect investors the way U.S. securities laws do. For example, some non-U.S. countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on nonpublic information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Portfolio management to completely and accurately determine a company’s financial condition. Also, brokerage commissions and other costs of buying or selling securities may be higher in foreign countries than they are in the United States, which reduces the amount a Portfolio can earn on its investments.

U.S. Small Cap Growth Portfolio

The U.S. Small Cap Growth Portfolio broadly defines companies located in the U.S. or Canada. As a result, the Portfolio’s investments may include companies organized, traded or having substantial operations outside the U.S. or Canada. This may expose the Portfolio to risks associated with foreign investments, as described above.

INVESTING IN CANADA. The U.S. Small Cap Growth Portfolio may invest up to 10% of its assets in Canada. Canadian securities are sensitive to conditions within Canada, but also tend to follow the U.S. market. The country’s economy relies strongly on the production and processing of natural resources and foreign trade. The Canadian government has attempted to reduce restrictions against foreign investment, and its trade agreements with the United States and Mexico are expected to increase trade; however, these reforms could be reversed.

144A SECURITIES. The U.S. Small Cap Growth Portfolio may purchase restricted securities that can be offered and sold to “qualified institutional buyers” under Rule 144A under the Securities Act. The Board of Trustees has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Trust’s Board. The Board of Trustees has adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Board of Trustees, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board of Trustees will carefully monitor the Portfolio’s investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in a Portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

SECURITIES OF SMALLER COMPANIES. An investment in the U.S. Small Cap Growth Portfolio involves greater risk than is customarily associated with funds that invest in more established companies. The securities of smaller companies may be subject to more abrupt or erratic market movements than

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larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. Because of these factors, the Portfolio believes that its shares may be suitable for investment by persons who can invest without concern for current income and who are in a financial position to assume above-average investment risk in search of above-average long-term reward. It is not intended as a complete investment program but is designed for those long-term investors who are prepared to experience above-average fluctuations in net asset value.

While the issuers in which the Portfolio will primarily invest may offer greater opportunities for capital appreciation than large cap issuers, investments in smaller companies may involve greater risks and thus may be considered speculative. Management believes that properly selected companies of this type have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time and, for this reason, the Portfolio should be considered as a long-term investment and not as a vehicle for seeking short-term profits.

The securities in which the Portfolio invests may be traded only in the over-the-counter market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by the Portfolio of portfolio securities to meet redemptions or otherwise may require the Portfolio to sell these securities at a discount from market prices or during periods when in management’s judgment such disposition is not desirable or to make many small sales over a lengthy period of time.

While the process of selection and continuous supervision by management does not, of course, guarantee successful investment results, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small companies requires specialized research and analysis. In addition, many investors cannot invest sufficient assets in such companies to provide wide diversification.

Small companies are generally little known to most individual investors although some may be dominant in their respective industries. Management of the Portfolio believes that relatively small companies will continue to have the opportunity to develop into significant business enterprises. The Portfolio may invest in securities of small issuers in the relatively early stages of business development that have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not be counted upon to develop into major industrial companies, but management believes that eventual recognition of their special value characteristics by the investment community can provide above-average long-term growth to the portfolio.

Equity securities of specific small cap issuers may present different opportunities for long-term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.

Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the Federal government by means of price controls, regulations or litigation.

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INITIAL PUBLIC OFFERING RISK. The volume of initial public offerings and the levels at which the newly issued stocks trade in the secondary market are affected by the performance of the stock market overall. If initial public offerings are brought to the market, availability may be limited and the Portfolio may not be able to buy any shares at the offering price, or if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in initial public offerings are often subject to greater and more unpredictable price changes than more established stocks.

All Portfolios

CONVERTIBLE SECURITIES. Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege.

The characteristics of convertible securities include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

In analyzing convertible securities, the Investment Adviser will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.

Convertible securities are issued and traded in a number of securities markets. For the past several years, the principal markets have been the United States, the Euromarket and Japan. Issuers during this period have included major corporations domiciled in the United States, Japan, France, Switzerland, Canada and the United Kingdom. Even in cases where a substantial portion of the convertible securities held by a Portfolio are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security.

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Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its “investment value.” To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its “conversion value,” which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the underlying common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities’ investment value.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by a Portfolio is called for redemption, the Portfolio will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

BORROWING AND LEVERAGE. Each Portfolio may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed) and may borrow up to an additional 5% of its total assets for temporary purposes. A Portfolio may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and may purchase securities on margin to the extent permitted by applicable law, and may use borrowing to enable it to meet redemptions.

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     The use of leverage by a Portfolio creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Portfolio interests and in the yield on the Portfolio’s portfolio. Although the principal of such borrowings will be fixed, a Portfolio’s assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for a Portfolio which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest a Portfolio will have to pay on the borrowings, the Portfolio’s return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to the Portfolio will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain the Portfolio’s leveraged position if it expects that the benefits to the Portfolio’s interestholders of maintaining the leveraged position will outweigh the current reduced return.

Certain types of borrowings by a Portfolio may result in the Portfolio being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Investment Adviser from managing the Portfolio’s portfolio in accordance with the Portfolio’s investment objective and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require the Portfolio to dispose of portfolio investments at a time when it may be disadvantageous to do so.

A Portfolio at times may borrow from affiliates of the Investment Adviser, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace.

DEBT SECURITIES. Each Portfolio may hold convertible and non-convertible debt securities, and preferred securities. The Portfolios have established no rating criteria for the debt securities in which they may invest and such securities may not be rated at all for creditworthiness. In purchasing such securities, a Portfolio will rely on the Investment Adviser’s judgment, analysis and experience in evaluating the creditworthiness of an issuer of such securities. The Investment Adviser will take into consideration, among other things, the issuer’s financial resources, its sensitivity to economic conditions and trends, its operating history, the quality of the issuer’s management and regulatory matters.

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JUNK BONDS. Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Portfolio management believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for a Portfolio. The major risks in junk bond investments include the following:

Junk bonds may be issued by less creditworthy companies. These securities are vulnerable to adverse changes in the issuer’s industry and to general economic conditions. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.

The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. If the issuer experiences financial stress, it may be unable to meet its debt obligations. The issuer’s ability to pay its debt obligations also may be lessened by specific issuer developments, or the unavailability of additional financing.

Junk bonds are frequently ranked junior to claims by other creditors. If the issuer cannot meet its obligations, the senior obligations are generally paid off before the junior obligations.

Junk bonds frequently have redemption features that permit an issuer to repurchase the security from a Portfolio before it matures. If an issuer redeems the junk bonds, the Portfolio may have to invest the proceeds in bonds with lower yields and may lose income.

Prices of junk bonds are subject to extreme price fluctuations. Negative economic developments may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities.

Junk bonds may be less liquid than higher rated fixed income securities even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of a Portfolio’s portfolio securities than in the case of securities trading in a more liquid market.

A Portfolio may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

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ILLIQUID OR RESTRICTED SECURITIES. Each Portfolio may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of a Portfolio’s assets in illiquid securities may restrict the ability of the Portfolio to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where a Portfolio’s operations require cash, such as when the Portfolio redeems shares or pays dividends, and could result in the Portfolio borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.

Each Portfolio may invest in securities that are not registered under the Securities Act of 1933, as amended (the “Securities Act”) or that are subject to trading restrictions under the laws of a foreign jurisdiction (“restricted securities”). Restricted securities may be sold in private placement transactions between the issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Portfolio or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by a Portfolio are required to be registered under the securities laws of one or more jurisdictions before being resold, the Portfolio may be required to bear the expenses of registration. Certain of a Portfolio’s investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, a Portfolio may obtain access to material nonpublic information which may restrict the Portfolio’s ability to conduct portfolio transactions in such securities.

SOVEREIGN DEBT. Each Portfolio may invest more than 5% of its assets in debt obligations (“sovereign debt”) issued or guaranteed by non-U.S. governments or their agencies and instrumentalities (“governmental entities”). Investment in sovereign debt involves a high degree of risk that a governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy towards the International Monetary Fund and the political constraints to which a governmental entity may be

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subject. Governmental entities may also be dependent on expected disbursements from non-U.S. governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt.

Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In the event of a default by the issuer, a Portfolio may have few or no effective legal remedies for collecting on such debt.

SECURITIES LENDING. Each Portfolio may lend securities with a value not exceeding 33 1/3% of its total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, each Portfolio receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Each Portfolio typically receives the income on the loaned securities, but does not receive income on the collateral. Where a Portfolio receives non-cash as collateral for the loaned securities, it collects a fee from the borrower. Where a Portfolio receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. Each Portfolio may pay reasonable finder’s, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, a Portfolio could experience delays and costs in gaining access to the collateral. A Portfolio could also suffer a loss in the event of borrower default where the value of the collateral falls below the market value of the borrowed securities, or in the event of losses on investments made with cash collateral. The Trust has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) or its affiliates, and to retain an affiliate of the Trust as lending agent. See “Portfolio Transactions and Brokerage.”

REPURCHASE AGREEMENTS. Each Portfolio may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or primary dealer in U.S. Government securities or an affiliate thereof. Under such agreements, the bank or primary dealer or an affiliate thereof agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This insulates the Portfolio from fluctuations in the market value of the underlying security during such period, although, to the extent the repurchase agreement is not denominated in U.S. dollars, a Portfolio’s return may be affected by currency fluctuations. A Portfolio may not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days (together with other illiquid securities). Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. A Portfolio will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying

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securities are not owned by a Portfolio but only constitute collateral for the seller’s obligation to pay the repurchase price. Therefore, a Portfolio may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement, instead of the contractual fixed rate of return, the rate of return to a Portfolio shall be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, the Portfolio would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform.

WARRANTS. Each Portfolio may invest in warrants, which are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make a Portfolio a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason an investment in warrants may be more speculative than other equity-based investments.

WHEN ISSUED SECURITIES, DELAYED DELIVERY SECURITIES AND FORWARD COMMITMENTS. Each Portfolio may purchase or sell securities that they are entitled to receive on a when issued or delayed delivery basis. Each Portfolio may also purchase or sell securities through a forward commitment. These transactions involve the purchase or sale of securities by a Portfolio at an established price with payment and delivery taking place in the future. A Portfolio enters into these transactions to obtain what is considered an advantageous price to the Portfolio at the time of entering into the transaction. Each Portfolio has not established any limit on the percentage of its assets that may be committed in connection with these transactions. When a Portfolio purchases securities in these transactions, the Portfolio segregates liquid securities in an amount equal to the amount of its purchase commitments.

There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than a Portfolio’s purchase price. The Portfolio may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

STANDBY COMMITMENT AGREEMENTS. Each Portfolio may enter into standby commitment agreements. These agreements commit a Portfolio, for a stated period of time, to purchase a stated amount of securities which may be issued and sold to the Portfolio at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Portfolio is paid a commitment fee, regardless of whether or not the security is ultimately issued. A Portfolio will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Portfolio. A Portfolio will not enter into a standby commitment with a remaining term in excess of 90 days and will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. A Portfolio segregates liquid assets in an aggregate amount equal to the purchase price of the securities underlying the commitment.

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There can be no assurance that the securities subject to a standby commitment will be issued, and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, a Portfolio may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of a Portfolio’s net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

     DERIVATIVES.

     Each Portfolio may use instruments referred to as Derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the MSCI EAFE, the Russell 2000 Index, or the prime lending rate). Derivatives allow a Portfolio to increase or decrease the level of risk to which the Portfolio is exposed more quickly and efficiently than transactions in other types of instruments.

HEDGING. Each Portfolio may use Derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which a Derivative is used to offset the risks associated with other Portfolio holdings. Losses on the other investment may be substantially reduced by gains on a Derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by a Portfolio or if the cost of the Derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the Derivative will not match those of the holdings being hedged as expected by a Portfolio, in which case, for example, any losses on the holdings being hedged may not be reduced and could be increased. While a Portfolio’s use of hedging strategies, if any, is intended to reduce the volatility of the net asset value of its interests, the net asset value of such interests will fluctuate. Furthermore, each Portfolio may only engage in hedging activities from time to time and may not necessarily be engaging in hedging activities when movements in interest rates or in equity, debt and currency markets occur. There can be no assurance that hedging transactions by a Portfolio, if any, will be effective.

Each Portfolio may use Derivative instruments and trading strategies including the following:

INDEXED AND INVERSE SECURITIES. Each Portfolio may invest in securities the potential return of which is based on an index. As an illustration, a Portfolio may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. A Portfolio may also invest in a debt security which returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices. In addition, a

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Portfolio may invest in securities the potential return of which is based inversely on the change in an index (that is, a security the value of which will move in the opposite direction of changes to an index). For example, a Portfolio may invest in securities that pay a higher rate of interest when a particular index decreases and pay a lower rate of interest (or do not fully return principal) when the value of the index increases. If a Portfolio invests in such securities, it may be subject to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant interest rate index or indices. Indexed and inverse securities involve credit risk, and certain indexed and inverse securities may involve currency risk, leverage risk and liquidity risk. The Portfolios may invest in indexed and inverse securities for hedging purposes only. When used for hedging purposes, indexed and inverse securities involve correlation risk. (Furthermore, where such a security includes a contingent liability, in the event of such an adverse movement the Portfolio may be required to pay substantial additional margin to maintain the position.)

OPTIONS ON SECURITIES AND SECURITIES INDICES

PURCHASING PUT OPTIONS. Each Portfolio may purchase put options on securities held in its portfolio or securities or interest rate indices that are correlated with securities held in its portfolio. When a Portfolio purchases a put option, in consideration for an up front payment (the “option premium”) the Portfolio acquires a right to sell to another party specified securities owned by the Portfolio at a specified price (the “exercise price”) on or before a specified date (the “expiration date”), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits a Portfolio’s risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option’s expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Portfolio will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put. Purchasing a put option may involve correlation risk, and may also involve liquidity and credit risk.

PURCHASING CALL OPTIONS. Each Portfolio may also purchase call options on securities it intends to purchase or securities or interest rate indices that are correlated with the types of securities it intends to purchase. When a Portfolio purchases a call option, in consideration for the option premium the Portfolio acquires a right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect a Portfolio from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Portfolio is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Portfolio believes to be attractive, in the case of an option on an index (an “anticipatory hedge”). In the event a Portfolio determines not to purchase a security underlying a call option, however, the Portfolio may lose the entire option premium. Purchasing a call option involves correlation risk, and may also involve liquidity and credit risk.

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Each Portfolio is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold.

WRITING CALL OPTIONS. Each Portfolio may write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When a Portfolio writes a call option, in return for an option premium, the Portfolio gives another party the right to buy specified securities owned by the Portfolio at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. In the event the party to which a Portfolio has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Portfolio will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, a Portfolio limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.

WRITING PUT OPTIONS. Each Portfolio may also write put options on securities or securities indices. When a Portfolio writes a put option, in return for an option premium the Portfolio gives another party the right to sell to the Portfolio a specified security at the exercise price on or before the expiration date, in the case of an option on a security, or agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date, in the case of an option on a securities index. In the event the party to which a Portfolio has written an option fails to exercise its rights under the option because the value of the underlying securities is greater than the exercise price, the Portfolio will profit by the amount of the option premium. By writing a put option, however, the Portfolio will be obligated to purchase the underlying security at a price that may be higher than the market value of the security at the time of exercise as long as the put option is outstanding, in the case of an option on a security, or make a cash payment reflecting any decline in the index, in the case of an option on an index. Accordingly, when a Portfolio writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Portfolio for writing the put option. A Portfolio will write a put option on a security or a securities index only if the Portfolio would be willing to purchase the security at the exercise price for investment purposes (in the case of an option on a security) or is writing the put in connection with trading strategies involving combinations of options — for example, the sale and purchase of options with identical expiration dates on the same security or index but different exercise prices (a technique called a “spread”). Writing a put option may involve substantial leverage risk.

A Portfolio is also authorized to sell put or call options in connection with closing out call or put options it has previously purchased.

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Other than with respect to closing transactions, a Portfolio will write only call or put options that are “covered.” A call or put option will be considered covered if a Portfolio has segregated assets with respect to such option in the manner described in “Risk Factors in Derivatives” below. A call option will also be considered covered if the Portfolio owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities which substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.

TYPES OF OPTIONS. Each Portfolio may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter (“OTC”) markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties’ obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” below.

FUTURES

Each Portfolio may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract, a Portfolio is required to deposit collateral (“margin”) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Portfolio will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

The sale of a futures contract limits a Portfolio’s risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract’s expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, a Portfolio will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

The purchase of a futures contract may protect a Portfolio from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Portfolio was attempting to identify specific securities in which to invest in a market the Portfolio believes to be attractive. In the event that such securities decline in value or the Portfolio

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determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Portfolio may realize a loss relating to the futures position.

Each Portfolio will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a currency or securities or interest rate index) purchased or sold for hedging purposes (including anticipatory hedges). Each Portfolio will further limit transactions in futures and options on futures to the extent necessary to prevent that Portfolio from being deemed a “commodity pool” under regulations of the Commodity Futures Trading Commission.

SWAPS

Each Portfolio is authorized to enter into equity swap agreements, which are OTC contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate or the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise prohibited.

A Portfolio will enter into an equity swap transaction only if, immediately following the time the Portfolio enters into the transaction, the aggregate notional principal amount of equity swap transactions to which the Portfolio is a party would not exceed 5% of the Portfolio’s net assets.

Swap agreements entail the risk that a party will default on its payment obligations to the Portfolio thereunder. A Portfolio will seek to lessen the risk to some extent by entering into a transaction only if the counterparty meets the current credit requirement for OTC option counterparties. Swap agreements also bear the risk that a Portfolio will not be able to meet its obligations to the counterparty. A Portfolio, however, will deposit in a segregated account with its custodian, liquid securities or cash or cash equivalents or other assets permitted to be so segregated by the Commission in an amount equal to or greater than the market value of the liabilities under the swap agreement or the amount it would cost the Portfolio initially to make an equivalent direct investment, plus or minus any amount the Portfolio is obligated to pay or is to receive under the swap agreement.

FOREIGN EXCHANGE TRANSACTIONS

Each Portfolio may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, “Currency Instruments”) for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar.

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FORWARD FOREIGN EXCHANGE TRANSACTIONS. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. A Portfolio will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. A Portfolio may enter into a forward foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Portfolio has received or anticipates receiving a dividend. A Portfolio may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of that Portfolio is denominated or by purchasing a currency in which the Portfolio anticipates acquiring a portfolio position in the near future. A Portfolio may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.

CURRENCY FUTURES. Each Portfolio may also hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See “Futures” above. Currency futures involve substantial currency risk, and also involve leverage risk.

CURRENCY OPTIONS. Each Portfolio may also hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. A Portfolio may engage in transactions in options on currencies either on exchanges or OTC markets. See “Types of Options” above and “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” below. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.

LIMITATIONS ON CURRENCY HEDGING. The Portfolios will not speculate in Currency Instruments. Accordingly, a Portfolio will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. A Portfolio may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a “cross-hedge”). A Portfolio will only enter into a cross-hedge if the Investment Adviser believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated

39

will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

     RISK FACTORS IN HEDGING FOREIGN CURRENCY. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While a Portfolio’s use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Portfolio’s interests, the net asset value of the Portfolio’s interests will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Portfolio’s hedging strategies will be ineffective. To the extent that a Portfolio hedges against anticipated currency movements which do not occur, the Portfolio may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, a Portfolio will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

     In connection with its trading in forward foreign currency contracts, a Portfolio will contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, a Portfolio will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive the Portfolio of any profit potential or force the Portfolio to cover its commitments for resale, if any, at the then market price and could result in a loss to the Portfolio.

It may not be possible for a Portfolio to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Portfolio is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available (such as certain developing markets) and it is not possible to engage in effective foreign currency hedging.

RISK FACTORS IN DERIVATIVES

Derivatives are volatile and involve significant risks, including:

•	Credit Risk — the risk that the counterparty on a Derivative transaction will be unable to honor its financial obligation to a Portfolio.
•	Currency Risk — the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.
•	Leverage Risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.
•	Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

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Use of Derivatives for hedging purposes involves correlation risk. If the value of the Derivative moves more or less than the value of the hedged instruments, a Portfolio will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

Each Portfolio intends to enter into transactions involving Derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Derivative or a Portfolio will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Derivative without incurring substantial losses, if at all.

Certain transactions in Derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose a Portfolio to potential losses, which exceed the amount originally invested by the Portfolio. When a Portfolio engages in such a transaction, the Portfolio will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Portfolio’s exposure, on a marked-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Portfolio has assets available to satisfy its obligations with respect to the transaction, but will not limit the Portfolio’s exposure to loss.

ADDITIONAL RISK FACTORS OF OTC TRANSACTIONS; LIMITATIONS ON THE USE OF OTC DERIVATIVES

Certain Derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for a Portfolio to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for a Portfolio to ascertain a market value for such instruments. A Portfolio will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Portfolio can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used.

Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Portfolio has unrealized gains in such instruments or has deposited collateral with its counterparty the Portfolio is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. A Portfolio will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in Derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Portfolio with a third-party guaranty or other credit enhancement.

ADDITIONAL LIMITATIONS ON THE USE OF DERIVATIVES

The Portfolios may not use Derivatives to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.

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OTHER SPECIAL CONSIDERATIONS. The International Portfolio, Pan-European Growth Portfolio and U.S. Small Cap Growth Portfolio, may, without limit, make short-term investments, purchase high quality bonds or buy or sell Derivatives to reduce exposure to equity securities when a Portfolio believes it is advisable to do so (on a temporary defensive basis). Short term investments and temporary defensive positions may limit the potential for growth in the value of the interests of a Portfolio.

The U.S. Small Cap Growth Portfolio may also engage in short-term trading of stocks purchased in initial public offerings. To the extent the U.S. Small Cap Growth Portfolio does so, it may realize short-term gains.

Investment Restrictions

The Trust has adopted a number of fundamental and non-fundamental restrictions and policies relating to the investment of each Portfolio’s assets and each Portfolio’s activities. The fundamental policies set forth below may not be changed with respect to a Portfolio without the approval of the holders of a majority of a Portfolio’s outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the interests represented at a meeting at which more than 50% of the outstanding interests are represented or (ii) more than 50% of the outstanding interests). Under the fundamental investment restrictions, no Portfolio may:

1. Make any investment inconsistent with the Portfolio’s classification as a diversified company under the Investment Company Act.

2. Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

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3. Make investments for the purpose of exercising control or management. Investments by the Portfolio in wholly-owned investment entities created under the laws of certain countries will not be deemed the making of investments for the purpose of exercising control or management.

4. Purchase or sell real estate, except that, to the extent permitted by applicable law, the Portfolio may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

5. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in governmental obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Portfolio may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Portfolio’s Registration Statement, as it may be amended from time to time.

6. Issue senior securities to the extent such issuance would violate applicable law.

7. Borrow money, except that (i) the Portfolio may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Portfolio may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Portfolio may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Portfolio may purchase securities on margin to the extent permitted by applicable law. A Portfolio may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Portfolio’s investment policies as set forth in its Registration Statement, as it may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

8. Underwrite securities of other issuers except insofar as a Portfolio technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

9. Purchase or sell commodities or contracts on commodities, except to the extent that a Portfolio may do so in accordance with applicable law and the Portfolio’s Registration Statement, as it may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

In addition, the Trust has adopted non-fundamental restrictions that may be changed with respect to a Portfolio by the Board of Trustees without approval of the holders of interests of the Portfolio. Under the non-fundamental investment restrictions, no Portfolio may:

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 (a) Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law or exemptive order. As a matter of policy, however, a Portfolio will not purchase interests of any registered open-end investment company or registered unit investment trust, in reliance on Section 12 (d) (1) (F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time the Portfolio’s interests are owned by another investment company that is part of the same group of investment companies as the Portfolio.

(b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Portfolios currently do not intend to engage in short sales, except short sales “against the box.”

(c) Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Trustees of the Trust have otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (which are restricted securities that can be resold to qualified institutional buyers, but not to the general public) and determined to be liquid by the Trustees are not subject to the limitations set forth in this investment restriction.

(d)(i) With respect to the Pan-European Growth Portfolio, change its policy of investing, under normal circumstances, at least 80% of its net assets in equity securities of companies located in Europe without providing holders of beneficial interests in the Portfolio with at least 60 days’ prior notice and (ii) with respect to the U.S. Small Cap Growth Portfolio, change its policy of investing, under normal circumstances, at least 80% of its net assets in equity securities of small cap companies and investing at least 80% of its net assets in securities or instruments located in the U.S. without providing holders of beneficial interests in the Portfolio with at least 60 days’ prior notice of such change.

The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Trust has adopted an investment policy pursuant to which no Portfolio will purchase or sell OTC options (including OTC options on futures contracts) if, as a result of such transaction, the sum of the market value of OTC options currently outstanding which are held by the Portfolio, the market value of the securities underlying OTC call options currently outstanding which were sold by the Portfolio and margin deposits on the Portfolio’s outstanding OTC options exceed 15% of the net assets of the Portfolio, taken at market value, together with all other assets of the Portfolio which are illiquid or are not otherwise readily marketable. However, if an OTC option is sold by a Portfolio to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Portfolio has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Portfolio will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying security minus the option’s strike price). The repurchase price with the primary dealer is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is “in-the-money.” The policy as to OTC options is not a fundamental policy of any Portfolio, and may be amended by the Trustees of the Trust without the approval of the holders of interests in the Portfolio. However, no Portfolio will change or modify this policy prior to the change or modification by the Commission staff of its position.

If a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

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

Portfolio Turnover

The portfolio turnover rate is calculated by dividing the lesser of a Portfolio’s annual sales or purchases of portfolio securities (exclusive of purchases or sales of securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. The International and Pan-European Growth Portfolios anticipate that their annual portfolio turnover rates should not exceed 100%. The U.S. Small Cap Growth Portfolio anticipates that its annual portfolio turnover rate should not exceed 200%. The turnover rate may vary greatly from year to year or during periods within a year with respect to each Portfolio. A high rate of portfolio turnover results in correspondingly higher brokerage commission expenses and may also result in negative tax consequences, such as an increase in capital gains dividends and/or in ordinary income dividends. See “Taxation of the Trust.” With respect to the International Portfolio, for the fiscal years ended May 31, 2002 and 2001, the Portfolio’s portfolio turnover rate was 141% and 88%, respectively. The higher turnover rate in fiscal year 2002 was due primarily to a change in portfolio managers and market volatility.

Item 13. Management of the Registrant

Trustees and Officers

The Board of Trustees of the Trust currently consists of five individuals, four of whom are not “interested persons” of the Trust as defined in the Investment Company Act (the “non-interested Trustees”). The Board of Trustees is responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the trustees of investment companies by the Investment Company Act.

The Trustees have elected an Audit and Nominating Committee (the “Committee”), which consists of each of the non-interested Trustees. The principal responsibilities of the Committee are to: (i) recommend to the Board the selection, retention or termination of the Trust’s independent auditors; (ii) review with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discuss with the independent auditors certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) ensure that the independent auditors submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent auditors and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent auditor’s independence; and (v) consider the comments of the independent auditors and management’s responses thereto with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls. The Board of the Trust has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Trustees. The Committee generally will not consider nominees by holders of interests in the Trust. The Committee has retained independent counsel to assist them in connection with these duties. There were 4 meetings of the Committee held during the fiscal year ended May 31, 2002.

Certain biographical and other information relating to the non-interested Trustees of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of MLIMIL, FAM or their affiliates (“MLIMIL and Affiliates-Advised Funds”) and other public directorships:

Name, Address* and Age	Position(s) Held with the Trust	Term of Office† and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIMIL and Affiliates- Advised Funds and Portfolios Overseen	Public Directorships
DAVID O. BEIM (61)	Trustee	Trustee since 1998	Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Chairman of Outward Bound U.S.A. since 1997; Chairman of Wave Hill, Inc. since 1980.	6 registered investment companies consisting of 11 portfolios	None

JAMES T. FLYNN (62)	Trustee	Trustee since 1998	Chief Financial Officer of J.P. Morgan & Co. Inc. from 1990 to 1995 and an employee of J.P. Morgan in various capacities from 1967 to 1995.	6 registered investment companies consisting of 11 portfolios	None

W. CARL KESTER (50)	Trustee	Trustee since 1998	Industrial Bank of Japan Professor of Finance, Senior Associate Dean and Chairman of the MBA Program of Harvard University Graduate School of Business Administration since 1999; James R. Williston Professor of Business Administration of Harvard University Graduate School of Business from 1997 to 1999; MBA Class of 1958 Professor of Business Administration of Harvard University Graduate School of Business Administration from 1981 to 1997; Independent Consultant since 1978.	6 registered investment companies consisting of 11 portfolios	None

KAREN P. ROBARDS (52)	Trustee	Trustee since 1998	President of Robards & Company, a financial advisory firm, for more than five years; Director of Enable Medical Corp. since 1996; Director of AtriCure, Inc. since 2000; Director of CineMuse Inc. from 1996 to 2000; Director of the Cooke Center for Learning and Development, a not-for-profit organization, since 1987.	6 registered investment companies consisting of 11 portfolios	None

*	The address of each non-interested Trustee is P.O. Box 9011 Princeton, New Jersey 08543-9011.
†	Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation or removal as provided in the Trust’s by-laws, charter or by statute.

Certain biographical and other information relating to the Trustee who is an “interested person” of the Trust as defined in the Investment Company Act (the “interested Trustee”) and to the officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of Portfolios overseen in MLIMIL and Affiliates-Advised Funds and public directorships held:

Name, Address†† and Age	Position(s) Held with the Trust	Term of Office and Length† of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIMIL and Affiliates- Advised Funds and Portfolios Overseen	Public Directorships
TERRY K. GLENN* (61)	Trustee and President	Trustee† since 1999 and President since 2002**	Chairman (Americas Region) since 2001; Executive Vice President of Merrill Lynch Investment Managers L.P. (“MLIM”) and FAM (which terms as used herein include their corporate predecessors) since 1983; President, Merrill Lynch Mutual Funds since 1999; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) since 1993; President of FAM Distributors, Inc. (“FAMD”) since 1986 and Director thereof since 1991; President of Princeton Administrators, L.P.(“Princeton Administrators”) since 1988; Director of Financial Data Services, Inc. (“FDS”) since 1985.	118 registered investment companies consisting of 169 portfolios	None

PETER JOHN GIBBS (43) 33 King William Street London EC4R 9AS England	Senior Vice President	Senior Vice President since 2000**	Global Chief Operating Officer of the MLIM group since 2001; Head of Merrill Lynch Investment Managers Europe, Middle East, Africa Region since 1999; Director of an affiliate of MLIM since 1990.	6 registered investment companies consisting of 11 portfolios	None

DONALD C. BURKE (42)	Vice President and Treasurer	Vice President and Treasurer since 1999**	First Vice President of MLIM and FAM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President FAMD since 1999; Vice President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM since 1990.	118 registered investment companies consisting of 169 portfolios	None

SUSAN B. BAKER (44)	Secretary	Secretary since 2002**	Director (Legal Advisory) of the Investment Adviser since 1999; Vice President of the Investment Adviser from 1993 to 1999; attorney associated with the investment adviser since 1987.	38 registered investment companies consisting of 44 portfolios	None

*	Mr. Glenn is a director, trustee or member of an advisory board of certain other investment companies for which MLIMIL, FAM or an affiliate acts as an investment adviser. Mr. Glenn is an “interested person,” as defined in the Investment Company Act, of the Trust based on his positions as Chairman (Americas Region) and Executive Vice President of MLIM and FAM; President of FAMD; Executive Vice President of Princeton Services; and President of Princeton Administrators.
**	Elected by and serves at the pleasure of the Board of Trustees of the Trust.
†	Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation or removal as provided in the Trust’s By-Laws, Charter or by Statute.
††	The address for each officer listed is P.O. Box 9011, Princeton, New Jersey 08543-9011, unless otherwise indicated.

Share Ownership. Information relating to each Trustee’s share ownership in the Portfolios and in all registered funds/portfolios in the Merrill Lynch family of funds that are overseen by the respective Trustee (“Supervised Merrill Lynch Funds”) as of December 31, 2001 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity in the Portfolios	Aggregate Dollar Range of Securities in Supervised Merrill Lynch Funds
Interested Trustee:
Terry K. Glenn	None	over $100,000
Non-Interested Trustees:
David O. Beim	None	None
James T. Flynn	None	over $100,000
W. Carl Kester	1 - $10,000	$50,001 - $100,000
Karen P. Robards	None	None

As of August 16, 2002, the officers and Trustees of the Trust as a group (eight persons) owned an aggregate of less than 1% of the outstanding shares of the Portfolios.

As of December 31, 2001, none of the non-interested Trustees of the Trust nor any of their immediate family members own beneficially or of record any securities of Merrill Lynch & Co., Inc. (“ML & Co.”).

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Compensation of Directors/Trustees

Mercury Funds, Inc., (the “Corporation”), the registered investment company whose series (the “Funds”) invest all of their assets in the corresponding Portfolios, and the Trust pay each non-interested Director/Trustee for service to each Fund and Portfolio, a fee of $3,000 per year plus $500 per Board meeting attended. The Corporation and the Trust also compensate each member of the Committee, which consists of all of the non-interested Directors/Trustees, at a rate of $1,000 per year. The Corporation and the Trust reimburse each non-interested Director/Trustee for his or her out-of-pocket expenses relating to attendance at Board and Committee meetings.

The following table shows the compensation earned by the non-interested Directors/Trustees with respect to each Fund/Portfolio for the fiscal year ended May 31, 2002 and the aggregate compensation paid by all investment companies in the MLIMIL and Affiliates-Advised Funds complex to the non-interested Directors/Trustees for the calendar year ended December 31, 2001.

Name of Director/Trustee	Compensation From Fund/ Portfolio	Pension or Retirement Benefits Accrued as Part of Fund/ Portfolio Expenses	Estimated Annual Benefits Upon Retirement	Aggregate Compensation From Fund/Portfolio and MLIMIL and Affiliates-Advised Funds
David O. Beim	$12,000	None	None	$47,500
James T. Flynn	$11,000	None	None	$52,500
W. Carl Kester	$12,000	None	None	$52,500
Karen P. Robards	$12,000	None	None	$52,500

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Item 14. Control Persons and Principal Holders of Securities

The following table sets forth control persons and principal holders of beneficial interests of the Portfolios as of August 31, 2002.

Name of Portfolio	Name and Address of Control Person	Percentage of Ownership of the Portfolios(1)		Percentage of Ownership of the Trust
International Portfolio	Merrill Lynch International Fund of Mercury Funds, Inc. (previously defined as the “Corporation”), P.O. Box 9011, Princeton, NJ 08543-9011(3)	100	%(2)	25.5%

Pan-European Growth Portfolio	Merrill Lynch Pan-European Growth Fund of the Corporation, PO Box 9011, Princeton, NJ 08543-9011(4)	100	%(2)	19.3%

U.S. Small Cap Growth Portfolio	Mercury U.S. Small Cap Growth Fund of the Corporation, PO Box 9011, Princeton, NJ 08543-9011(5)	100	%(2)	28.7%

(1)	Reflects either direct ownership of the Portfolios, or indirect ownership through one of a Fund’s beneficial owners.
(2)	Ownership of beneficial interest of the Portfolio is direct.
(3)	As of August 16, 2002, the Merrill Lynch Trust Company, TTEE FBO Investment Account owned beneficially or of record 32.6% of the Class A shares of the Merrill Lynch International Fund. The address of the trust is 800 Scudders Mill Road, Plainsboro, NJ 08536.
(4)	As of September 6, 2002, the Merrill Lynch Trust Company, TTEE FBO Investment Account owned beneficially or of record 35.11% of the Class A shares of the Merrill Lynch Pan-European Growth Fund and Mr. and Mrs. Sotos owned beneficially or of record 6.69% of the Class D shares of the Merrill Lynch Pan-European Growth Fund. The address of each owner is 800 Scudders Mill Road, Plainsboro, NJ 08536.
(5)

As of August 30, 2002, the NEXTGEN 100 Equity Portfolio owned beneficially or of record 16.02% of the Class A shares of the Mercury U.S. Small Cap Growth Fund; the MLIM Portfolio 2014 owned beneficially or of record 9.35% of the Class A shares of the Mercury U.S. Small Cap Growth Fund; the NEXTGEN Portfolio 2014 owned beneficially or of record 8.80% of the Class A shares of the Mercury U.S. Small Cap Growth Fund; the MLIM 75% Equity Portfolio owned beneficially or of record 7.18% of the Class A shares of the Mercury U.S. Small Cap Growth Fund; the NEXTGEN 75 Equity Portfolio owned beneficially or of record 6.84% of the Class A shares of the Mercury U.S. Small Cap Growth Fund; and the MLIM Equity Portfolio owned beneficially or of record 9.58% of the Class A shares of the Mercury U.S. Small Cap Growth Fund. The address of each of these portfolios is c/o Finance Authority of Maine, 800 Scudders Mill Road, Plainsboro, NJ 08536.

The Corporation is organized in the state of Maryland.

All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interest in a Portfolio or in the Trust, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests of the Trust would be able to elect all the Trustees. With respect to the election of Trustees and ratification of accountants, the Holders of separate Portfolios vote together; they generally vote separately by Portfolio on other matters.

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Item 15. Investment Advisory and Other Services

The Trust, on behalf of each of the Pan-European Growth Portfolio and International Portfolio, has entered into investment advisory agreements with MLIMIL as Investment Adviser. The Trust, on behalf of the U.S. Small Cap Growth Portfolio, has entered into an investment advisory agreement with FAM as Investment Adviser. (The investment advisory agreements are referred to collectively as the “Advisory Agreements.”) As discussed in Part A, MLIMIL receives for its services as Investment Adviser for International Portfolio and Pan-European Growth Portfolio monthly compensation at the annual rate of 0.75% of the average daily net assets of each Portfolio not exceeding $500 million and 0.70% of each such Portfolio’s average daily assets exceeding $500 million. With respect to the U.S. Small Cap Growth Portfolio, the Investment Adviser receives monthly compensation at the annual rate of 0.70% of the average daily net assets of the Portfolio.

At a meeting of the Board of Trustees held on October 11, 2001, the Board approved the continuation of the Portfolios’ Investment Advisory Agreements for an additional year. In connection with its deliberations, the Board reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Portfolios by the Investment Advisers under the Investment Advisory Agreements, as well as other services provided by the Investment Advisers and their affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, the Investment Advisers and their affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Portfolios. The Board also considered the Investment Advisers’ costs of providing services, and the direct and indirect benefits to the Investment Advisers from their relationship with the Portfolios. The benefits considered by the Board included not only the Investment Advisers’ compensation for investment advisory services under the Investment Advisory Agreements, but also compensation paid to the Investment Advisers or their affiliates for other non-advisory services provided to the Portfolios. The Trustees also considered the Investment Advisers’ access to research services from brokers to which the Investment Advisers may have allocated Portfolio brokerage in a “soft dollar” arrangement. In connection with its consideration of the Investment Advisory Agreements, the Board also compared the Portfolios’ advisory fee rates, expense ratios and historical performances to those of comparable portfolios. The Board considered whether there should be changes in the advisory fee rates or structures in order to enable the Portfolios to participate in any economies of scale that the Investment Advisers may experience as result of growth in the Portfolios’ assets. The Board also reviewed materials supplied by the Portfolios’ counsel that were prepared for use by the Board in fulfilling its duties under the Investment Company Act.

Based on the information reviewed and the discussions, the Board, including a majority of the non-interested Trustees, concluded that it was satisfied with the nature and quality of the services provided by the Investment Advisers to the Portfolios and that the management fee rates were reasonable in relation to such services. The non-interested Trustees were represented by independent counsel who assisted the non-interested Trustees in their deliberations.

The table below sets forth information about the total investment advisory fees paid by the Portfolios to the Investment Adviser for the periods indicated.

Period Ending	International Portfolio	Pan-European Growth Portfolio	U.S. Small Cap Growth Portfolio
May 31, 2002	$2,048,171	$1,732,789	$1,717,669
May 31, 2001	$3,456,701	$3,259,020	$1,923,573
May 31, 2000*	$3,574,147	$4,151,090	$986,257

*	The U.S. Small Cap Growth Portfolio commenced operations on October 29, 1999.

The Advisory Agreements obligate the respective Investment Adviser to provide investment advisory services and to pay, or cause an affiliate to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Trust. Each Investment Adviser is also obligated to pay, or cause an affiliate to pay, the fees of all officers, Trustees and Directors who are affiliated persons of the Investment Adviser or any subadviser or of an affiliate of the Investment Adviser or any subadviser. The Trust pays, or causes to be paid, all other expenses incurred in the operation of the Portfolios and the Trust (except to the extent paid by FAMD, as Placement Agent), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports, copies of the Prospectuses and Statements of Additional Information, charges of the custodian, any sub-custodian and Transfer Agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under Federal, state or non-U.S. laws, fees and actual out-of-pocket expenses of non-interested Directors/Trustees, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses

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properly payable by the Trust or the Portfolios. Certain accounting services are provided for the Portfolios by State Street Bank and Trust Company (“State Street”) pursuant to an agreement with State Street. The Portfolios pay a fee for these services. The Portfolios’ Investment Advisers continue to provide certain accounting services to the Portfolios and the Portfolios reimburse their respective Investment Advisers for the costs of these services. The Placement Agent will pay certain expenses of the Portfolios incurred in connection with offering of their interests.

Securities held by the Portfolios, or other portfolios of the Trust, may also be held by, or be appropriate investments for, other funds or investment advisory clients for which each Investment Adviser or their affiliates act as an adviser. Because of different objectives or other factors, a particular security may be bought for one or more clients of an Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve a Portfolio or other clients or funds for which an Investment Adviser or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of an Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

Organization of MLIMIL. MLIMIL is located at 33 King William Street, London EC4R 9AS, England. MLIMIL is an affiliate of MLIM. The ultimate parent of MLIMIL is ML & Co., a financial services holding company. ML & Co. is a “controlling person” of MLIMIL as defined under the Investment Company Act because of its power to exercise a controlling influence over its management or policies.

Organization of FAM. FAM is located at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. FAM, an affiliate of MLIMIL, is a wholly owned subsidiary of ML & Co., a financial services holding company and the parent of Merrill Lynch. ML & Co. and Princeton Services, the partners of FAM, are “controlling persons” of FAM as defined under the Investment Company Act because of their power to exercise a controlling influence over its management or policies.

     The Trust has entered into sub-advisory agreements (the “Sub-Advisory Agreements”) with FAM with respect to the Pan-European Growth Portfolio and the International Portfolio, pursuant to which FAM provides investment advisory services with respect to all or a portion of each such Portfolio’s daily cash assets. The Trust has agreed to use its reasonable best efforts to cause the Investment Adviser to pay to FAM a fee in an amount to be determined from time to time by the Investment Adviser and FAM but in no event in excess of the amount that the Investment Adviser actually receives for providing services to the Trust pursuant to the Investment Advisory Agreement. For the fiscal years ended May 31, 2002, May 31, 2001 and May 31, 2000, MLIMIL paid no fees to FAM pursuant to the Sub-Advisory Agreements.

FAM has entered into a sub-advisory agreement (a “Sub-Advisory Agreement”) with MLIMIL with respect to the U.S. Small Cap Growth Portfolio pursuant to which MLIMIL may provide assistance to FAM in managing the Portfolio, or may manage all or a portion of the Portfolio to the extent not managed by FAM. FAM will pay MLIMIL a fee in an amount to be determined from time to time by FAM and MLIMIL, but in no event in excess of the amount that FAM actually receives for providing services to the Trust pursuant to the Advisory Agreement. For the fiscal years ended May 31, 2002, May 31, 2001 and the period October 29, 1999 (commencement of operations) to May 31, 2000, FAM paid no fees to MLIMIL pursuant to the Sub-Advisory Agreement.

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     Duration and Termination. Unless earlier terminated as described below, the Investment Advisory Agreements and Sub-Advisory Agreements will each continue in effect for two years from their effective dates. Thereafter, they will continue in effect from year to year if approved annually (a) by the Board of Trustees or by a majority of the outstanding shares of the respective Portfolio and (b) by a majority of the Trustees who are not parties to such contracts or interested persons (as defined in the Investment Company Act) of any such party. Such contracts are not assignable and may be terminated with respect to each Portfolio without penalty on 60 days’ written notice at the option of either party thereto, or by the vote of the shareholders of the Portfolio.

     Accounting Services. The Trust, on behalf of the Portfolios, entered into an agreement with State Street, effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Portfolios. The Portfolios pay a fee for these services. Prior to January 1, 2001 the Investment Advisers provided accounting services to their respective Portfolios and the Portfolios reimbursed their respective Investment Advisers at their cost in connection with such services. The Investment Advisers continue to provide certain accounting services to the Portfolios and the Portfolios reimburse their respective Investment Advisers for the cost of these services.

     The table below shows the amounts paid by the Portfolios to State Street and to the respective Investment Advisers for the periods indicated.

	Paid to State Street:#
Period	International Portfolio		Pan-European Growth Portfolio		U.S. Small Cap Growth Portfolio
May 31, 2000	N/A		N/A		N/A
May 31, 2001	$ 70,782	##	$ 68,062	##	$ 46,093	##
May 31, 2002	$138,265		$125,899		$114,468

	Paid to Investment Adviser:
Period	International Portfolio	Pan-European Growth Portfolio	U.S. Small Cap Growth Portfolio
May 31, 2000	$ 53,882	$ 44,547	$ 5,459	*
May 31, 2001	$143,939	$126,023	$83,981
May 31, 2002	$ 16,518	$ 15,924	$14,204

*	Period is from commencement of operations (October 29, 1999 for the U.S. Small Cap Growth Portfolio).
#	For providing services to the Fund and the Portfolio.
##	Represents payments pursuant to the agreement with State Street effective January 1, 2001.

Code of Ethics

The Board of Trustees of the Trust and the Board of Directors of the Corporation have approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Trust, the Corporation, the Investment Advisers, the Sub-Advisers and the Placement Agent. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Portfolios or the Trust.

Independent Auditors

Deloitte & Touche LLP, Two World Financial Center, New York, New York 10281-1008, has been selected as the independent auditors of the Trust. The independent auditors are responsible for auditing the annual financial statements of the Portfolios.

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Legal Counsel

     Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, is counsel for the Trust.

Accounting Services Provider

State Street Bank and Trust Company, 500 College Road East, Princeton, New Jersey 08540 provides certain accounting services.

Custodian

Brown Brothers Harriman & Co., (the “Custodian”) 40 Water Street, Boston, Massachusetts 02109 acts as the custodian of the Portfolios’ assets. Under its contract with the Trust, the Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Portfolios to be held in its offices outside the United States and with certain foreign banks and securities depositors. The Custodian is responsible for safe-guarding and controlling the Portfolios’ cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Portfolios’ investments.

Item 16. Portfolio Transactions and Brokerage

Subject to policies established by the Board of Trustees, the respective Investment Adviser is primarily responsible for the execution of the portfolio transactions for each Portfolio and the allocation of brokerage.

Each Investment Adviser does not execute transactions through any particular broker or dealer but seeks to obtain the best net results for a Portfolio, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size or order, difficulty of execution and operational facilities of the firm and the firm’s risk in positioning a block of securities. While each Investment Adviser generally seeks reasonably competitive commission rates, a Portfolio does not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, each Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Adviser and its clients, including the Portfolio. In return for such services, a Portfolio may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that the commission is reasonable in relation to the services provided.

Section 28(e) of the Securities Exchange Act of 1934 (“Section 28(e)”) permits an investment adviser, such as the Investment Advisers, under certain circumstances, to cause an account to pay a broker a commission for effecting a transaction in excess of the amount of commission another broker or dealer would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker or dealer. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Investment Advisers believe that access to independent investment research is beneficial to the investment decision-making processes and, therefore, to the Portfolios.

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To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation of investments. Examples of research-oriented services for which the Investment Advisers might use Portfolio commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analyses. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Investment Advisers’ individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Portfolios to the Investment Advisers are not reduced as a result of the Investment Advisers’ receipt of research services.

In some cases the Investment Advisers may receive a service from a broker that has both a “research” and a “non-research” use. When this occurs, the Investment Advisers make a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while each Investment Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Investment Advisers face a potential conflict of interest, but the Investment Advisers believe that their allocation procedures are reasonably designed to ensure that they appropriately allocate the anticipated use of such services to their research and non-research uses.

From time to time, the Portfolios may purchase new issues of securities for clients in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Investment Advisers with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research “credits” in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of Directors/Trustees of the Corporation and of the Trust and subject to best execution, the Investment Advisers may consider sales of shares of a corresponding series of the Corporation (a “Fund”) as a factor in the selection of brokers or dealers to execute portfolio transactions for a Portfolio; however, whether or not a particular broker or dealer sells shares of a Fund neither qualifies nor disqualifies such broker or dealer to execute transactions for a Portfolio.

The Portfolios anticipate that their brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although the Portfolios will endeavor to achieve the best net results in effecting their portfolio transactions. There also may be less government supervision and regulation of foreign stock exchanges and brokers than in the United States.

Foreign equity securities may be held by the Portfolios in the form of ADRs, EDRs, GDRs or other securities convertible into foreign equity securities. ADRs, EDRs and GDRs may be listed on stock exchanges, or traded in over-the-counter markets in the United States or Europe, as the case may be. ADRs, like other securities traded in the United States, will be subject to negotiated commission rates.

The Portfolios’ ability and decisions to purchase or sell portfolio securities of foreign issuers may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the interest in the Portfolios are redeemable on a daily basis in U.S. dollars, the Portfolios intend to manage their portfolios so as to give reasonable assurance that they will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on their portfolio strategy.

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Information about the brokerage commissions paid by each Portfolio, including commissions paid to Merrill Lynch, is set forth in the following table:

	International Portfolio	Pan-European Growth Portfolio	U.S. Small Cap Growth Portfolio**
Fiscal Year Ending May 31, 2000
Brokerage commissions paid	$1,080,985	$1,026,529	$268,464

Brokerage commissions paid to Merrill Lynch	$ 29,981	$ 46,344	$ 0

Fiscal Year Ending May 31, 2001
Brokerage commissions paid	$1,338,837	$ 719,403	$416,366

Brokerage commissions paid to Merrill Lynch	$ 53,391	$ 60,828	$ 13,975

Fiscal Year Ending May 31, 2002
Brokerage commissions paid	$1,390,428	$ 439,709	$605,665

Brokerage commissions paid to Merrill Lynch	$ 24,906	$ 20,040	$ 23,631

% of Portfolio’s aggregate brokerage commissions paid to Merrill Lynch	1.79%	4.56%	3.90%

% of Portfolio’s aggregate dollar amount of transactions effected through Merrill Lynch	1.58%	3.90%	3.11%

**	The U.S. Small Cap Growth Portfolio commenced operations on October 29, 1999.

The Portfolios may invest in certain securities traded in the OTC market and intend to deal directly with dealers who make a market in the securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Portfolios and persons who are affiliated with such affiliated persons are prohibited from dealing with the Portfolios as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market usually involve transactions with dealers acting as principal for their own accounts, the Portfolios will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. However, an affiliated person of the Portfolios may serve as their broker in listed or OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Portfolios may not

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purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Board of Trustees of the Trust that either comply with rules adopted by the Commission or with interpretations of the Commission staff.

Because of the affiliation of Merrill Lynch with the Investment Advisers, the Portfolios are prohibited from engaging in certain transactions involving such firm or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Without such an exemptive order, the Portfolios would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal.

The Portfolios have received an exemptive order form the Commission permitting them to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Portfolios also have retained an affiliated entity of the Investment Advisers as the securities lending agent for a fee, including a fee based on a share of the returns on investment of cash collateral. That entity may, on behalf of the Portfolios, invest cash collateral received by the Portfolios for such loans in, among other things, a private investment company managed by that entity or in registered money market funds advised by the Investment Advisers or their affiliates. For the fiscal year ended May 31, 2002, the first year in which the order was in effect, the affiliated entity received $1,795, $647, and $261 in securities lending agent fees from the Pan-European Growth Portfolio, International Portfolio and U.S. Small Cap Growth Portfolio, respectively.

Section 11(a) of the Exchange Act generally prohibits members of U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for a Portfolio in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Portfolio and annual statements as to aggregate compensation will be provided to the Portfolio.

The Board of Trustees of the Trust has considered the possibility of seeking to recapture for the benefit of the Portfolios brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fees paid by the Portfolios to the Investment Advisers. After considering all factors deemed relevant, the Trustees made a determination not to seek such recapture. The Board of Trustees will reconsider this matter from time to time.

Because of different objectives or other factors, a particular security may be bought for one or more clients of an Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Trust or other clients or funds for which an Investment Adviser or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of an Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply or securities being sold, there may be an adverse effect on price.

Item 17. Capital Stock and Other Securities

Under the Declaration of Trust that establishes the Trust, a Delaware business trust, the Trustees are authorized to issue beneficial interests in each Portfolio of the Trust. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Portfolio in which they have invested. Upon liquidation or dissolution of a Portfolio, investors are entitled to share in proportion to their investment in such Portfolio’s net assets available for distribution to its investors. Interests in a Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Portfolio generally may not be transferred.

Each investor is entitled to a vote in proportion to the amount of its interest in a Portfolio or in the Trust, as the case may be. Investors in the Trust, or in any Portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

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A Portfolio shall be dissolved by unanimous consent of the Trustees by written notice of dissolution to the Holders of the interests of the Portfolio. The Trust shall be dissolved upon the dissolution of the last remaining Portfolio.

The Declaration of Trust provides that obligations of the Trust and the Portfolios are not binding upon the Trustees individually but only upon the property of the Portfolios and that the Trustees will not be liable for any action or failure to act (including without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust), but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Portfolios, their Holders, Trustees, officers, employees and agents covering possible tort and other liabilities.

The Trust currently consists of twenty-six Portfolios. The Trust reserves the right to create and issue interests in a number of additional Portfolios. As indicated above, Holders of each Portfolio participate equally in the earnings and assets of the particular Portfolio. Holders of each Portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Portfolios vote together in the election or selection of Trustees and accountants for the Trust. Upon liquidation or dissolution of a Portfolio, the Holders of such Portfolio are entitled to share in proportion to their investment in the net assets of such Portfolio available for distribution to Holders.

Item 18. Purchase, Redemption and Pricing of Securities

Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. The number of Holders of any Portfolio shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

The net asset value of the interests of each Portfolio is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The net asset value is computed by deducting the amount of the Portfolio’s total liabilities from the value of its total assets. Expenses, including the advisory fees payable to the Investment Adviser, are accrued daily.

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Securities held in a Portfolio’s portfolio that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued, or lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. Short positions in securities traded in the OTC market are valued at the last available ask price. When the Portfolio writes an option, the amount of the premium received is recorded on the books of the Portfolio as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price.

Options purchased by the Portfolio are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. The value of swaps, including interest rate swaps, caps and floors, will be determined by obtaining dealer quotations. Other investments, including financial futures contracts and related options, are generally valued at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Portfolio’s interests are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of a Portfolio’s net asset value. If events materially affecting the value of such securities occur during such period, then these securities may be valued at their fair market value as determined in good faith by the Board of Trustees or by an Investment Adviser using a pricing service or procedures approved by the Trustees.

Each investor in the Trust may add to or reduce its investment in a Portfolio on each day the NYSE is open for trading. The value of each investor’s interest in the Portfolio will be determined after the close of business on the NYSE by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Portfolio. The close of business on the NYSE is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investments in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio after the close of business of the NYSE on the next determination of net asset value of the Portfolio. For further information concerning the Portfolios’ net asset value, and the valuation of the Portfolios’ assets, see Part A.

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Redemptions

An investor in the Trust may withdraw all or a portion of its investment in any Portfolio on any day the NYSE is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in any Portfolio of the Trust may not be transferred.

Item 19. Taxation of the Trust

The Trust is organized as a Delaware business trust. Each Portfolio is treated as a separate partnership under the Internal Revenue Code of 1986, as amended (the “Code”) and, thus, is not subject to federal income tax. Based upon the status of each Portfolio as a partnership, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of such Portfolio) of such Portfolio’s ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Code and regulations promulgated thereunder.

Although, as described above, the Portfolios will not be subject to federal income tax, they will file appropriate income tax returns. Each prospective Investor Fund that is a regulated investment company (“RIC”) will be required to agree, in its subscription agreement, that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss and deduction of a Portfolio as they are taken into account by the Portfolio.

All of the Portfolios may invest in futures contracts or options. Certain options, futures contracts and options on futures contracts are “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses. Also, section 1256 contracts held by a Portfolio at the end of each taxable year are treated for federal income tax purposes as being sold on the last business day of such year for their fair market value. When the section 1256 contract is subsequently disposed of, the actual gain or loss will be adjusted by the amount of any preceding year-end gain or loss.

Foreign currency gains or losses from non-U.S. Dollar denominated debt instruments and from any non-U.S. Dollar denominated futures contracts, options and forward contracts that are not section 1256 contracts generally will be treated as ordinary income or loss.

Certain hedging transactions undertaken by a Portfolio may result in “straddles” for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Portfolios. In addition, losses realized by the Portfolios on positions that are part of a straddle may be deferred, rather than being taken into account in calculating taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of hedging transactions to the Portfolios are not entirely clear. The Portfolios may make one or more of the elections available under the Code which are applicable to straddles. If the Portfolios make any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be

57

determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, the conversion transaction or constructive sale rules may apply to certain transactions (including straddles) to change the character of capital gains to ordinary income or require the recognition of income prior to sale or other disposition.

The Portfolios may be subject to a withholding tax on dividend or interest income received from securities of a non-U.S. issuer imposed by a foreign country at the source. The United States has entered into tax treaties with many foreign countries which entitle the Portfolios to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Portfolio’s assets to be invested within various countries is not known.

The Portfolios may make investments that produce income that is not matched by a corresponding cash receipt by the Portfolios, such as investments in obligations having original issue discount or market discount (if a Portfolio elects to accrue the market discount on a current basis with respect to such instruments). Because such income may not be matched by a corresponding cash receipt, the Portfolios may be required to borrow money or dispose of other securities to be able to make distributions to investors.

Each Portfolio’s taxable income will in most cases be determined on the basis of reports made to such Portfolio by the issuers of the securities in which such Portfolio invests. The tax treatment of certain securities in which a Portfolio may invest is not free from doubt, and it is possible that an Internal Revenue Service examination of the issuers of such securities or of such Portfolio could result in adjustments to the income of the Portfolio.

Under the Trust, each Portfolio is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Portfolio level. Thus, consistent with its investment objectives, each Portfolio will meet the income and diversification of assets tests of the Code applicable to RICs. The Portfolios have received rulings from the Internal Revenue Service that Holders of interests in the Portfolios that are RICs will be treated as owners of their proportionate shares of the Portfolios’ assets and income for purposes of the Code’s requirements applicable thereto.

Item 20. Underwriters

The exclusive placement agent for each Portfolio of the Trust is FAM Distributors, Inc., an affiliate of the Investment Advisers and of Merrill Lynch, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. The Placement Agent receives no compensation for serving in this capacity. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolios.

58

Item 21. Calculation of Performance Data

Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Accordingly, the Trust will not advertise the Portfolios’ performance. However, certain of the Trust’s Holders may from time to time advertise their performance, which will be based upon the Trust’s performance.

Total return figures are based on historical performance and are not intended to indicate future performance. Average annual total return is determined in accordance with a formula specified by the Securities and Exchange Commission.

The Trust’s Holders calculate average annual total returns, before and after taxes, in the following manner:

Quotations of average annual total return before taxes for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends are reinvested and taking into account all applicable recurring and nonrecurring expenses.

Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring the nonrecurring expenses. The taxes due on dividends are calculated by applying to each dividend the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by the Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemptions.

Quotations of average annual total return after taxes on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemptions is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

Annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount, are based on a hypothetical investment of $1,000 or some other amount and computed as described above, except that as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

Item 22. Financial Statements

     The financial statements of International Portfolio, Pan-European Growth Portfolio and U.S. Small Cap Growth Portfolio are incorporated into this Part B by reference to the 2002 Annual Reports of Merrill Lynch International Fund, Merrill Lynch Pan-European Growth Fund and Mercury U.S. Small Cap Growth Fund. The financial statements of Mercury Master Global Balanced Portfolio are incorporated into this Part B by reference to the 2001 Annual Report and May 31, 2002 Semi-Annual Report of Mercury Global Balanced Fund. You may request copies of the Annual and Semi-Annual Reports at no charge by calling 1-888-763-2260 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.

59

APPENDIX A

RATINGS OF FIXED INCOME SECURITIES

Description of Moody’s Investors Services, Inc.’s Corporate Debt Ratings

Aaa	Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.
Aa	Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.
A	Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.
Baa	Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.
Ba	Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and therefore not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.
B	Bonds that are rated B generally lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.
Caa	Bonds that are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

A-1

Ca	Bonds that are rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.
C	Bonds that are rated C are the lowest rated bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody’s may apply numerical modifiers 1, 2 and 3 in each generic classification from AA through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking, and the modifier 3 indicates that the issue ranks in the lower end of its generic category.

Description of Moody’s Commercial Paper Ratings

The term “commercial paper” as used by Moody’s means promissory obligations not having an original maturity in excess of nine months. Moody’s makes no representations as to whether such commercial paper is by any other definition “commercial paper” or is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

Moody’s commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody’s makes no representation that such obligations are exempt from registration under the Securities Act, nor does it represent that any specific note is a valid obligation of a rated issuer or issued in conformity with any applicable law. Moody’s employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

•	Leading market positions in well-established industries
•	High rates of return on funds employed
•	Conservative capitalization structures with moderate reliance on debt and ample asset protection
•	Broad margins in earnings coverage of fixed financial charges and higher internal cash generation
•	Well established access to a range of financial markets and assured sources of alternate liquidity

Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited

A-2

above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Issuers rated Prime-3 (or related supporting institutions) have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternative liquidity is maintained.

Issuers rated Not Prime do not fall within any of the Prime rating categories.

If an issuer represents to Moody’s that its commercial paper obligations are supported by the credit of another entity or entities, then the name or names of such supporting entity or entities are listed within parentheses beneath the name of the issuer, or there is a footnote referring the reader to another page for the name or names of the supporting entity or entities. In assigning ratings to such issuers, Moody’s evaluates the financial strength of the indicated affiliated corporations, commercial banks, insurance companies, foreign governments or other entities, but only as one factor in the total rating assessment. Moody’s makes no representation and gives no opinion on the legal validity or enforceability of any support arrangement. You are cautioned to review with your counsel any questions regarding particular support arrangements.

Description of Moody’s Preferred Stock Ratings

Because of the fundamental differences between preferred stocks and bonds, a variation of the bond rating symbols is being used in the quality ranking of preferred stocks. The symbols, presented below, are designed to avoid comparison with bond quality in absolute terms. It should always be borne in mind that preferred stocks occupy a junior position to bonds within a particular capital structure and that these securities are rated within the universe of preferred stocks.

Preferred stock rating symbols and their definitions are as follows:

AAA	An issue that is rated “AAA” is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.
AA	An issue that is rated “AA” is considered a high-grade preferred stock. This rating indicates that there is reasonable assurance that earnings and asset protection will remain relatively well maintained in the foreseeable future.

A-3

a	An issue that is rated “a” is considered to be an upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the “AAA” and “AA” classifications, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.
baa	An issue that is rated “baa” is considered to be medium grade, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.
BA	An issue that is rated “BA” is considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.
b	An issue that is rated “b” generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.
CAA	An issue that is rated “CAA” is likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.
ca	An issue that is rated “ca” is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payment.
c	This is the lowest rated class of preferred or preference stock. Issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody’s may apply numerical modifiers 1, 2 and 3 in each rating classification from “AA” through “b” in its preferred stock rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Description of Standard & Poor’s Corporate Debt Ratings

A Standard & Poor’s corporate or municipal rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligers such as guarantors, insurers or lessees.

The debt rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

A-4

The ratings are based on current information furnished by the issuer or obtained by Standard & Poor’s from other sources it considers reliable. Standard & Poor’s does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or for other reasons.

The ratings are based, in varying degrees, on the following considerations: (1) likelihood of default-capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

AAA	Debt rated AAA has the highest rating assigned by Standard & Poor’s. Capacity to pay interest and repay principal is extremely strong.
AA	Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest-rated issues only in small degree.
A	Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.
BBB	Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher-rated categories.

Debt rated BB, B, CCC and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

BB	Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions that could lead to inadequate capacity to meet timely interest and principal payment. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

A-5

B	Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest or repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.
CCC	Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayments of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B-rating.
CC	The rating CC is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.
C	The rating C is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed but debt service payments are continued.
CI	The rating CI is reserved for income bonds on which no interest is being paid.
D	Debt rated D is in default. The D rating is assigned on the day an interest or principal payment is missed. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

Plus (+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major ratings categories.

Provisional Ratings: The letter “p” indicates that the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood or risk of default upon failure of such completion. The investor should exercise judgment with respect to such likelihood and risk.

L	The letter “L” indicates that the rating pertains to the principal amount of those bonds to the extent that the underlying deposit collateral is insured by the Federal Savings & Loan Insurance Corp. or the Federal Deposit Insurance Corp. and interest is adequately collateralized.
*	Continuance of the rating is contingent upon Standard & Poor’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

A-6

NR	Indicates that no rating has been requested, that there is insufficient information on which to base a rating or that Standard & Poor’s does not rate a particular type of obligation as a matter of policy.

Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

Bond Investment Quality Standards: Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories (“AAA,” “AA,” “A,” “BBB,” commonly known as “investment grade” ratings) are generally regarded as eligible for bank investment. In addition, the laws of various states governing legal investments impose certain rating or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies and fiduciaries generally.

Description of Standard & Poor’s Commercial Paper Ratings

A Standard & Poor’s commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into four categories, ranging from “A” for the highest quality obligations to “D” for the lowest. The four categories are as follows:

A	Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety.
A-1	This designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign designation.
A-2	Capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as high as for issues designated “A-1.”
A-3	Issues carrying this designation have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.
B	Issues rated “B” are regarded as having only adequate capacity for timely payment. However, such capacity may be damaged by changing conditions or short-term adversities.
C	This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

A-7

D	This rating indicates that the issue is either in default or is expected to be in default upon maturity.

The commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based on current information furnished to Standard & Poor’s by the issuer or obtained from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information.

Description of Standard & Poor’s Preferred Stock Ratings

A Standard & Poor’s preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations. A preferred stock rating differs from a bond rating inasmuch as it is assigned to an equity issue, which issue is intrinsically different from, and subordinated to, a debt issue. Therefore, to reflect this difference, the preferred stock rating symbol will normally not be higher than the bond rating symbol assigned to, or that would be assigned to, the senior debt of the same issuer.

The preferred stock ratings are based on the following considerations:

I	Likelihood of payment-capacity and willingness of the issuer to meet the timely payment of preferred stock dividends and any applicable sinking fund requirements in accordance with the terms of the obligation.
II	Nature of, and provisions of, the issue.
III	Relative position of the issue in the event of bankruptcy, reorganization, or other arrangements affecting creditors’ rights.
AAA	This is the highest rating that may be assigned by Standard & Poor’s to a preferred stock issue and indicates an extremely strong capacity to pay the preferred stock obligations.
AA	A preferred stock issue rated “AA” also qualifies as a high-quality fixed income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated “AAA.”
A	An issue rated “A” is backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.
BBB	An issue rated “BBB” is regarded as backed by an adequate capacity to pay the preferred stock obligations. Whereas it normally exhibits adequate protection parameters, adverse economic

A-8

conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the “A” category.

BB, B, CCC	Preferred stock rated “BB,” “B,” and “CCC” are regarded, on balance, as predominantly speculative with respect to the issuer’s capacity to pay preferred stock obligations. “BB” indicates the lowest degree of speculation and “CCC” the highest degree of speculation. While such issues will likely have some quality and protection characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

CC	The rating “CC” is reserved for a preferred stock issue in arrears on dividends or sinking fund payments but that is currently paying.

C	A preferred stock rated “C” is a non-paying issue.

D	A preferred stock rated “D” is a nonpaying issue in default on debt instruments.

NR	indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

Plus (+) or Minus (-): To provide more detailed indications of preferred stock quality, the ratings from “AA” to “CCC” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

The preferred stock ratings are not a recommendation to purchase or sell a security, inasmuch as market price is not considered in arriving at the rating. Preferred stock ratings are wholly unrelated to Standard & Poor’s earnings and dividend rankings for common stocks.

The ratings are based on current information furnished to Standard & Poor’s by the issuer, and obtained by Standard & Poor’s from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information.

Description of Fitch IBCA, Inc.’s (“Fitch”) Investment Grade Bond Ratings

Fitch investment grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt in a timely manner.

The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and of

A-9

any guarantor, as well as the economic and political environment that might affect the issuer’s future financial strength and credit quality.

Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guaranties unless otherwise indicated.

Bonds carrying the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.

Fitch ratings are not recommendations to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect of any security.

Fitch ratings are based on information obtained from issuers, other obligers, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

AAA	Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.
AA	Bonds considered to be investment grade and of very high credit quality. The obligor’s ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated “AAA.” Because bonds rated in the “AAA” and “AA” categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated “F-1+.”
A	Bonds considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.
BBB	Bonds considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the “AAA” category.

A-10

NR Indicates that Fitch does not rate the specific issue.

Conditional	A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.
Suspended	A rating is suspended when Fitch deems the amount of information available from the issuer to be inadequate for rating purposes.
Withdrawn	A rating will be withdrawn when an issue matures or is called or refinanced and, at Fitch’s discretion, when an issuer fails to furnish proper and timely information.
FitchAlert	Ratings are placed on FitchAlert to notify investors of an occurrence that is likely to result in a rating change and the likely direction of such change. These are designated as “Positive” indicating a potential upgrade, “Negative,” for potential downgrade, or “Evolving,” where ratings may be raised or lowered. FitchAlert is relatively short-term, and should be resolved within 12 months.

Ratings Outlook: An outlook is used to describe the most likely direction of any rating change over the intermediate term. It is described as “Positive” or “Negative.” The absence of a designation indicates a stable outlook.

Description of Fitch Speculative Grade Bond Ratings

Fitch speculative grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings (“BB” to “C”) represent Fitch’s assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating (“DDD” to “D”) is an assessment of the ultimate recovery value through reorganization or liquidation.

The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer’s future financial strength.

Bonds that have the same rating are of similar but not necessarily identical credit quality since rating categories cannot fully reflect the differences in degrees of credit risk.

BB	Bonds are considered speculative. The obligor’s ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial

A-11

alternatives can be identified which could assist the obligor in satisfying its debt service requirements.
B	Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor’s limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.
CCC	Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.
CC	Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.
C	Bonds are in imminent default in payment of interest or principal.
DDD DD D	Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. “DDD” represents the highest potential for recovery on these bonds, and “D” represents the lowest potential for recovery.

Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the “DDD,” “DD,” or “D” categories.

Description of Fitch Investment Grade Short-Term Ratings

Fitch’s short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer’s obligations in a timely manner.

Fitch short-term ratings are as follows:

F-1+	Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.
F-1	Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated “F-1+.”

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F-2	Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned “F-1+” and “F-1” ratings.
F-3	Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.
F-S	Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.
D	Default. Issues assigned this rating are in actual or imminent payment default. LOC. The symbol “LOC” indicates that the rating is based on a letter of credit issued by a commercial bank.

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ALL PORTFOLIOS PART C. OTHER INFORMATION

Item 23. Exhibits

Exhibit Number
1(a)	—	Declaration of Trust of Registrant(1)
1(b)	—	Amendment No. 1 to Declaration of Trust of Registrant(1)
1(c)	—	Certificate of Trust(1)
1(d)	—	Certificate of Amendment of Certificate of Trust(1)
1(e)	—	Certificate of Amendment of Certificate of Trust(2)
1(f)	—	Certificate of Amendment of Certificate of Trust(3)
1(g)	—	Amendment No. 2 to Declaration of Trust of Registrant(4)
1(h)	—	Amendment No. 3 to Declaration of Trust of Registrant(4)
1(i)	—	Certificate of Amendment of Certificate of Trust(5)
1(j)	—	Amendment No. 4 to Declaration of Trust of Registrant(5)
1(k)	—	Amendment No. 5 to Declaration of Trust of Registrant(8)
1(l)	—	Certificate of Amendment of Certificate of Trust(8)
1(m)	—	Amendment No. 6 to Declaration of Trust of Registrant(9)
1(n)	—	Certificate of Amendment of Certificate of Trust(9)
1(o)	—	Amendment No. 7 to Declaration of Trust(10)
1(p)	—	Certificate of Amendment of Certificate of Trust(10)
2	—	Amended and Restated By-Laws of Registrant(1)
3	—	Instrument Defining Rights of Security Holders. Incorporated by reference to Exhibits 1 and 2 above
4(a)	—	Investment Advisory Agreement between the Trust on behalf of Mercury Master International Portfolio and Mercury Advisors(1)
4(b)	—	Investment Advisory Agreement between the Trust on behalf of Mercury Master Pan-European Growth Portfolio and Mercury Advisors(1)
4(c)	—	Sub-Advisory Agreement between the Trust on behalf of Mercury Master International Portfolio and Fund Asset Management, LP(3)
4(d)	—	Sub-Advisory Agreement between the Trust on behalf of Mercury Master Pan-European Growth Portfolio and Fund Asset Management, LP(3)
4(e)	—	Investment Advisory Agreement between the Trust on behalf of Mercury Master Global Balanced Portfolio and Mercury Advisors(3)
4(f)	—	Sub-Advisory Agreement between the Trust on behalf of Mercury Master Global Balanced Portfolio and Fund Asset Management LP(3)

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
4(g)	—	Investment Advisory Agreement between the Trust on behalf of Mercury Master US Small Cap Growth Portfolio and Fund Asset Management, LP(11)
4(h)	—	Sub-Advisory Agreement between Fund Asset Management, LP and Mercury Advisors with respect to Mercury Master U.S. Small Cap Growth Portfolio(5)
5	—	Not Applicable
6	—	Not Applicable
7	—	Custody Agreement between Registrant and Brown Brothers Harriman & Co.(17)
8(a)	—	Placement Agent Agreement between Registrant and FAM Distributors, Inc.(1)
8(b)	—	License Agreement relating to Use of Name among Mercury Advisors, Mercury Asset Management Group Ltd. and Registrant(1)
8(c)	—	Fee Agreement among Mercury Advisors, Fund Asset Management, LP and the Trust on behalf of Mercury Master Pan-European Growth Portfolio(4)
8(d)	—	Fee Agreement among Mercury Advisors, Fund Asset Management, LP and the Trust on behalf of Mercury Master International Portfolio(18)
8(e)	—	Fee Agreement among Mercury Advisors, Fund Asset Management, LP and the Trust on behalf of Mercury Master Global Balanced Portfolio(12)
8(f)	—	Amended and Restated Credit Agreement between the Registrant and a syndicate of banks(6)
8(g)	—	Fee Waiver Agreement relating to Mercury Master International Portfolio(13)
8(h)	—	Fee Waiver Agreement relating to Mercury Master Pan-European Growth Portfolio(14)
8(i)	—	Administrative Services Agreement between Registrant and State Street Bank and Trust Company(19)
8(j)		Form of Securities Lending Agency Agreement between the Registrant and QA Advisors LLC, dated August 10, 2001.(20)
9	—	Not Applicable
10(a)	—	Consent of Deloitte & Touche LLP, independent auditors for Registrant*
10(b)	—	Consent of Shearman & Sterling, counsel for Registrant*
11	—	Not Applicable

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
12(a)	—	Certificate of Mercury Funds, Inc. with respect to Mercury Master International Portfolio and Mercury Master Pan-European Growth Portfolio(1)
12(b)	—	Certificate of Mercury Funds, Inc. and FAM Distributors, Inc. with respect to Mercury Master Global Balanced Portfolio(15)
12(c)	—	Certificate of Mercury Funds, Inc. and FAM Distributors, Inc. with respect to Mercury Master U.S. Small Cap Growth Portfolio(16)
13	—	Not Applicable
14	—	Not Applicable
15	—	Not Applicable
16(a)	—	Code of Ethics(7)

(1)	Incorporated by reference to same numbered exhibits to Registrant’s initial Registration Statement on Form N-1A (File No. 811-09049).
(2)	Incorporated by reference to identically numbered exhibit to Amendment No. 1 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(3)	Incorporated by reference to identically numbered exhibit to Amendment No. 2 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(4)	Incorporated by reference to exhibit number 8(d) to Amendment No. 3 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(5)	Incorporated by reference to exhibit number 4(l) to Amendment No. 4 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(6)	Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973) filed on December 14, 2000.
(7)	Incorporated by reference to identically numbered exhibit to Post-Effective Amendment No. 2 to Mercury International Fund of Mercury Funds, Inc.’s Registration Statement on Form N-1A (File No. 333-56203).
(8)	Incorporated by reference to exhibit number 8(c) to Post-Effective Amendment No. 20 to Merrill Lynch Growth Fund’s Registration Statement on Form N-1A (File No. 33-10794).
(9)	Incorporated by reference to identically numbered exhibit to Amendment No. 7 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(10)	Incorporated by reference to identically numbered exhibit to Post-Effective Amendment No. 10 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(11)	Incorporated by reference to exhibit number 4(k) to Amendment No. 4 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(12)	Incorporated by reference to exhibit number 8(h) to Amendment No. 3 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(13)	Incorporated by reference to exhibit number 8(i) to Amendment No. 10 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(14)	Incorporated by reference to exhibit number 8(j) to Amendment No. 10 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(15)	Incorporated by reference to exhibit number 12 to Amendment No. 2 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(16)	Incorporated by reference to exhibit number 12(d) to Amendment No. 4 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(17)	Incorporated by reference to exhibit number 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series Trust (File No. 811-09739) filed on January 30, 2002.
(18)	Incorporated by reference to exhibit number 8(e) to Amendment No. 3 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(19)	Incorporated by reference to exhibit number 8(c) to Post-Effective Amendment No. 20 to Merrill Lynch Growth Fund’s Registration Statement on Form N-1A (File No. 33-10794).
(20)	Incorporated by reference to exhibit number 8(f) to Post-Effective Amendment No. 5 to Merrill Lynch Global Technology Fund, Inc.’s Registration Statement on Form N-1A (File No. 333-48929).

* Filed Herewith

Item 24. Persons Controlled by or Under Common Control With the Trust

None.

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Item 25. Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Declaration of Trust (Exhibit 1 to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.2 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s Declaration of Trust provides:

Section 8.3. Indemnification. The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust (within the meaning of the 1940 Act) nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he

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is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a)	the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b)	the Trust shall be insured against losses arising by reason of any lawful advances; or

(c)	there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i)	a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii)	an independent legal counsel in a written opinion.

Article VIII, Section 8.4 of the Registrant’s Declaration of Trust further provides:

Section 8.4. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust or any Series.

As permitted by Article VIII, Section 8.7, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

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The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and Bylaws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and Other Connections of Investment Advisers

Set forth below is a list of each executive officer and partner of the Merrill Lynch Investment Managers International Limited (“MLIMIL”) indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged since May 2000 for his, her or its own account or in the capacity of director, officer, partner or trustee.

Name	Position(s) With MLIMIL	Other Substantial Business, Profession, Vocation or Employment
Peter John Gibbs	Chairman and Chief Executive Officer

Director of Mercury Asset Management International
Channel Islands Ltd.; Director Merrill Lynch Asset Management UK Limited; Director Merrill Lynch Global Asset Management Limited; Member/Supervisory Board Merrill Lynch Investment Managers Kapitalanlagegesellschaft mbH, Taunusanlage 11, Frankfurt-am-Main, D-60329, Germany; Director Merrill Lynch Investment Managers Limited; Director Munich London Investment Management Ltd.

Carol Consuelo Brooke	Deputy Chairman	Director of Merrill Lynch (UK) Pension Plan Trustees Limited; Director Munich London Investment Management Ltd.; Director Benenden School (Kent) Ltd., Cranbrook, Kent TN17 4AA

Simon G.B. Miles	Director	None

Bernadette Lewis	Assistant Secretary	Assistant Secretary of all of the following: Merrill Lynch Europe PLC; Merrill Lynch Investment Managers Executor & Trustee Co. Limited; Merrill Lynch Investment Managers Limited; Merrill Lynch Investment Managers Group Services Limited; Merrill Lynch Investment Managers Holdings Limited; Merrill Lynch Investment Managers No. 1 Limited; Merrill Lynch Investment Managers No. 2 Limited; ML Invest Holdings Limited; MLIS Limited; Munich London Investment Management Limited; Smith Bros (Services & Leasing) Limited.

Debra Anne Searle	Secretary	Secretary of Merrill Lynch Investment Managers Limited; Secretary of Merrill Lynch Investment Managers Group Limited. Further details below

John Eric Nelson	Director	None

Set forth below is a list of the name and principal business address of any company for which a person listed above serves in the capacity of director, officer, employee, partner or trustee. The address of each is 33 King William Street, London, England EC4R 9AS.

Ms. Searle serves as officer of the following companies:

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33 King William Street Ltd.; Forum House Limited, 22 Greenville Street, St. Helier, Jersey JE4 8PX; Grosvenor Alternate Partner Limited; Grosvenor Ventures Limited; Mercury Asset Management Group Limited Services Ltd.; Mercury Asset Management Ltd.; Mercury Asset Management Pension Trustee Co. Ltd.; Mercury Fund Managers Limited; Mercury Investment Management Limited; Mercury Life Limited; Mercury Private Equity Holdings Limited; Mercury Private Equity MUST 3 Limited; Merrill Lynch Asset Management U.K. Limited; Merrill Lynch Financial Services Limited, The Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland; Merrill Lynch Fund Managers Limited; Merrill Lynch Group Holdings Limited, The Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland; Merrill Lynch Investment Managers (Finance) Limited; Merrill Lynch Investment Managers Employee Trust Co. Limited; Merrill Lynch Investment Managers Executor & Trustee Co. Limited; Merrill Lynch Investment Managers Group Limited; Merrill Lynch Investment Managers Group Services Limited; Merrill Lynch Investment Managers Holdings Limited; Merrill Lynch Investment Managers Limited; Merrill Lynch Investment Managers No. 1 Limited; Merrill Lynch Investment Managers No. 2 Limited; Merrill Lynch Israel Limited, Asrieli Center, 132 Petach Tikvah Road, Tel Aviv, Israel; Merrill Lynch Pensions Limited; Merrill Lynch Pensions Nominees Limited; Merrill Lynch, Pierce Fenner & Smith (Hellas) S.A., 120 Vas Sophias Avenue, Athens 11526, Greece; ML Europe Property Ltd., PO Box 11649 Grand Cayman, Cayman Islands, BWI; Munich London Investment Management Ltd.; Seligman Trust Limited; Wimco Nominees Ltd.

The address of each of the following is Ropemaker Place, 25 Ropemaker Street, London, England EC2Y 9LY.

Ms. Searle also serves as officer of the following companies:

Benson Nominees Limited; CPW Limited; Capital Markets; Chetwynd Nominees Limited; Citygate Nominees Limited; Fiduciary Services (UK) Limited; Herzog Heine Geduld International Limited; Mercury Investment Services Ltd.; Merrill Lynch (UK) Pension Plan Trustees Limited; Merrill Lynch Equities Limited; Merrill Lynch Europe Funding; Merrill Lynch Europe PLC; Merrill Lynch Gilts (Nominees) Limited; Merrill Lynch Gilts Holdings Limited; Merrill Lynch Gilts Limited; Merrill Lynch Global Asset Management Limited; Merrill Lynch Holdings Limited; Merrill Lynch International; Merrill Lynch International Bank Limited; Merrill Lynch Investment Services Limited; Merrill Lynch Limited; Merrill Lynch Nominees Limited; Merrill Lynch Participations (UK) Limited; Merrill Lynch Private Capital Limited; Merrill Lynch, Pierce, Fenner & Smith (Brokers & Dealers) Limited; Merrill Lynch, Pierce, Fenner & Smith Limited; Mership Nominees Limited; ML Invest Holdings Limited; ML Invest Limited (in voluntary liquidation); MLIS Limited; NY Nominees Limited; Paramount Nominees Limited, Prismbond Limited; RNML Limited; SNC Nominees Limited; Sealion Nominees Limited; Smith Bros (Services & Leasing) Limited; Smith Bros. Limited; Smith Bros. Nominees Limited; Smith Bros. Participations Limited; SNC Corporate Finance Limited; SNC Financial Services; SNC International (Holdings) Limited; SNC Securities; SNCS Limited; Storey Saver Limited.

Set forth below is a list of each executive officer and director of Fund Asset Management, L.P. (“FAM”) indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged since May 2000 for his, her or its own account or in the capacity of director, officer, partner or trustee.

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
Name	Position(s) With FAM	Other Substantial Business, Profession, Vocation or Employment
ML & Co.	Limited Partner	Financial Services Holding Company; Limited Partner of Merrill Lynch Investment Managers, L.P. (“MLIM”)

Princeton Services	General Partner	General Partner of MLIM

Robert C. Doll, Jr.	President	President of MLIM; Co-Head (Americas Region) of MLIM from 2000-2001; Director of Princeton Services, Inc. (“Princeton Services”); Chief Investment Officer of Oppenheimer Funds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999

Terry K. Glenn	Chairman (Americas Region) and Executive Vice President	President, Merrill Lynch Mutual Funds; Executive Vice President of MLIM; Executive Vice President and Director of Princeton Services; President and Director of FAM Distributors, Inc. (“FAMD”); Director of Financial Data Services, Inc.; President of Princeton Administrators, L.P. (“Princeton Administrators”); Director of FDS

Donald C. Burke	First Vice President, Treasurer and Director of Taxation	First Vice President and Treasurer of MLIM; Senior Vice President and Treasurer of Princeton Services; Vice President of FAMD; First Vice President of MLIM from 1997 to 1999; Vice President of MLIM from 1990 to 1997

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
Philip L. Kirstein	General Counsel	General Counsel of MLIM; Senior Vice President, General Counsel and Director of Princeton Services

Debra W. Landsman-Yaros	Senior Vice President	Senior Vice President of MLIM; Senior Vice President of Princeton Services; Vice President of FAMD

Stephen M.M. Miller	Senior Vice President	Executive Vice President of Princeton Administrators; Senior Vice President of Princeton Services

Mary E. Taylor	Head (Americas Region)	Head (Americas Region) of FAM; Senior Vice President of ML & Co.; President and Chief Operating Officer of MLIM Canada

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Mr. Glenn is President and Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies described in the following three paragraphs and Mr. Doll is an officer of one or more of such companies.

FAM acts as the investment adviser for the following open-end registered investment companies: CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, Financial Institutions Series Trust, Master Basic Value Trust, Master Focus Twenty Trust, Master Large Cap Series Trust, Master Mid Cap Growth Trust, Master Premier Growth Trust, Master Small Cap Value Trust, Master U.S. High Yield Trust, Mercury Global Holdings, Inc., Mercury HW Funds, Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch World Income Fund, Inc., The Asset Program, Inc., The Corporate Fund Accumulation Program, Inc. and The Municipal Fund Accumulation Program, Inc.; and for the following closed-end registered investment companies: Apex Municipal Fund, Inc., Corporate High Yield Fund, Inc., Corporate High Yield Fund II, Inc., Corporate High Yield Fund III, Inc., Corporate High Yield Fund IV, Inc., Corporate High Yield Fund V, Inc., Debt Strategies Fund, Inc., Master Senior Floating Rate Trust, MuniAssets Fund, Inc., MuniEnhanced Fund, Inc., MuniHoldings Fund, Inc., MuniHoldings California Insured Fund, Inc., MuniHoldings Florida Insured Fund, MuniHoldings Insured Fund, Inc., MuniHoldings Insured Fund II, Inc., MuniHoldings Michigan Insured Fund II, Inc., MuniHoldings New Jersey Insured Fund, Inc., MuniHoldings New York Insured Fund, Inc., MuniInsured Fund, Inc., MuniVest Fund, Inc., MuniVest Fund II, Inc., MuniYield Arizona Fund, Inc., MuniYield California Fund, Inc., MuniYield California Insured Fund II, Inc., MuniYield Florida Fund, MuniYield Florida Insured Fund, MuniYield Fund, Inc., MuniYield Insured Fund, Inc., MuniYield Michigan Fund, Inc., MuniYield Michigan Insured Fund, Inc., MuniYield New Jersey Fund, Inc., MuniYield New Jersey Insured Fund, Inc., MuniYield New York Insured Fund, Inc., MuniYield Pennsylvania Insured Fund, MuniYield Quality Fund, Inc., MuniYield Quality Fund II, Inc. and Senior High Income Portfolio, Inc.

MLIM acts as the investment adviser for the following open-end registered investment companies: Global Financial Services Master Trust, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Emerging Markets Debt Fund, Inc., Merrill Lynch Equity Income Fund, Merrill Lynch EuroFund, Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch International Equity Fund, Merrill Lynch Latin America Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Ready Assets Trust, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short-Term Global Income Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., and The Asset Program, Inc. and for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and the S&P500®Protected Equity Fund, Inc. MLIM also acts as sub-adviser to Merrill Lynch World Strategy Portfolio and Merrill Lynch Basic Value Equity Portfolio, two investment portfolios of EQ Advisors Trust.

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Merrill Lynch Investment Managers International Limited acts as the investment adviser for the following open-end registered investment companies: Mercury Master Global Balanced Portfolio of Mercury Master Trust (the “Trust”); Mercury Master International Portfolio of the Trust; and Mercury Master Pan-European Growth Portfolio of the Trust.

The address of each of these registered investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for Institutions Series is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665. The address of FAM, MLIM, Princeton Services and Princeton Administrators, L.P. is also P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of FAMD is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and ML & Co. is Four World Financial Center, New York, New York 10080. The address of the Fund’s transfer agent, Financial Data Services, Inc. (“FDS”), is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Item 27. Principal Underwriters

(a) FAMD acts as the principal underwriter for the Registrant and for each of the open-end registered investment companies referred to in the first two paragraphs of Item 26 except CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, Global Financial Services Master Trust, Master Basic Value Trust, Master Focus Twenty Trust, Master Large Cap Series Trust, Master MidCap Growth Trust, Master Premier Growth Trust, Master Small Cap Value Trust, Master U.S. High Yield Trust, The Corporate Fund Accumulation Program, Inc. and The Municipal Fund Accumulation Program, Inc.; and acts as the principal underwriter for each of the following additional open-end registered investment companies: Mercury Basic Value Fund, Inc., Mercury Global Balanced Fund of Mercury Funds, Inc., Mercury International Fund of Mercury Funds, Inc., Mercury Large Cap Series Funds, Inc., Mercury Pan-European Growth Fund of Mercury Funds, Inc., Mercury Small Cap Value Fund, Inc., Mercury U.S. High Yield Fund, Inc., Summit Cash Reserves Fund of Financial Institutions Series Trust, Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Large Cap Growth Focus Fund of Mercury V.I. Funds, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Small Cap Value Fund, Inc. and Merrill Lynch U.S. High Yield Fund, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

(b) Set forth below is information concerning each director and officer of the Placement Agent. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with the Registrant
Terry K. Glenn	Chairman and Director	President and Director
Robert C. Doll	President and Director	None
Mary Taylor	Executive Vice President	None
Jerry Miller	Senior Vice President	None
Frank Salerno	Senior Vice President	None
Brian Fullerton	Senior Vice President	None
Philip L. Kirstein	Senior Vice President, Secretary and Director	None
Charles Winters	Senior Vice President	None
Lawrence Haber	Senior Vice President and Treasurer	None

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Item 28. Location of Accounts and Records

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder are maintained at the offices of:

(1)	the registrant, Mercury Master Trust, 800 Scudders Mill Road, Plainsboro, New Jersey 08536;

(2)	the custodian, Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109;

(3)	Merrill Lynch Investment Managers International Limited, the investment adviser of International Portfolio and Pan-European Growth Portfolio, 33 King William Street, London EC4R 9AS, England, and Fund Asset Management, L.P., the investment adviser of U.S. Small Cap Growth Portfolio, 800 Scudders Mill Road, Plainsboro, New Jersey 08536 or 225 Liberty Street, New York, New York 10080; and

(4)	Fund Asset Management, L.P., the sub-adviser of International Portfolio and Pan-European Growth Portfolio, 800 Scudders Mill Road, Plainsboro, New Jersey 08536; Mercury Advisors, the sub-adviser of U.S. Small Cap Growth Portfolio, 33 King William Street, London EC4R 9AS, England.

Item 29. Management Services

Other than as set forth under the caption “Management, Organization, and Capital Structure” of the Fund in Part A of the Registration Statement and under “Investment Advisory and Other Services” in Part B of the Registration Statement, the Registrant is not party to any management-related service contract.

Item 30. Undertakings

None.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 13th day of September, 2002.

MERCURY MASTER TRUST (Registrant)

By: /s/ TERRY K. GLENN (Terry K. Glenn, President and Trustee)

C-13

INDEX TO EXHIBITS
Exhibit Number		Description
10(a)	—	Consent of Deloitte & Touche LLP, independent auditors for Registrant.
10(b)	—	Consent of Shearman & Sterling, counsel for Registrant.